UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

VIAVI SOLUTIONS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VIAVI SOLUTIONS INC.
430 North McCarthy Boulevard
Milpitas, California 95035
(408) 404-3600

Notice of Annual Meeting of Stockholders
and Proxy Statement
2015 Annual Report

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,
WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING
INSTRUCTIONS AS SOON AS POSSIBLE.

PLEASE REFER TO (I) THE INSTRUCTIONS OF THE NOTICE OF INTERNET AVAILABILITY OF PROXY
MATERIALS YOU RECEIVED IN THE MAIL, (II) THE SECTION ENTITLED GENERAL INFORMATION
BEGINNING ON PAGE 1 OF THIS PROXY STATEMENT, OR (III) IF YOU REQUESTED TO RECEIVE
PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD.

GO GREEN!

REGISTER ELECTRONICALLY FOR STOCKHOLDER MATERIALS

Viavi is pleased to take advantage of the Securities and Exchange Commission (the “SEC”) rule allowing companies to furnish this Proxy Statement and Annual Report over the Internet to our stockholders who hold Common Stock. We believe that this e-proxy process, also known as “Notice and Access” will expedite the receipt of proxy materials by our stockholders, reduce our printing and mailing expenses and reduce the environmental impact of producing the materials required for our Annual Meeting.

You should refer to the “General Information” portion of the following Proxy Statement or contact our Investor Relations hotline at 408- 404-6305 for assistance regarding instructions on how to register for and access our Proxy Statement and Annual Report online.

Viavi Solutions Inc. Notice of Annual Meeting of Stockholders To Be Held on November 17, 2015

October 8, 2015

Dear Viavi Stockholder:

We cordially invite you to attend the Viavi Solutions Inc. 2015 Annual Meeting of Stockholders, which will be held on November 17, 2015 at 9:00 a.m. Pacific Time at 690 North McCarthy Boulevard, Milpitas, California 95035.

This year’s Annual Meeting will consider the following proposals:

1.	To elect seven directors to serve until the 2016 annual meeting of stockholders and until their successors are elected and qualified.
2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 2, 2016.
3.	To consider a non-binding advisory vote on the compensation of our named executive officers.
4.	To consider such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement which is attached and made a part hereof. Stockholders of record as of the close of business on October 5, 2015 are entitled vote at this year’s Annual Meeting and any adjournment or postponement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE PROMPTLY. For specific instructions on how to vote your shares please refer to (i) the Notice of Internet Availability of Proxy Materials (the “Notice”) you received in the mail, (ii) the section entitled General Information beginning on page 1 of this Proxy Statement, or (iii) if you requested to receive printed proxy materials, your enclosed Proxy Card. As specified in the Notice you may vote your shares by using the Internet or the telephone. All stockholders may also vote shares by marking, signing, dating and returning the Proxy Card in the enclosed postage-prepaid envelope. If you send in your Proxy Card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

Sincerely,

Richard E. Belluzzo
Interim Chief Executive Officer and President

VIAVI SOLUTIONS INC.
430 North McCarthy Boulevard
Milpitas, California 95035
(408) 404-3600

PROXY STATEMENT

GENERAL INFORMATION

Why am I receiving these proxy materials?

The Board of Directors (the “Board” or “Board of Directors”) of Viavi Solutions Inc., a Delaware corporation (the “Company”), is furnishing these proxy materials to you in connection with the Company’s 2015 Annual Meeting of stockholders (the “Annual Meeting”). The Company has also sent printed copies of the proxy materials by mail to each holder of Common Stock who has requested such copy. The Annual Meeting will be held at 690 North McCarthy Boulevard, Milpitas, California 95035, on November 17, 2015 at 9:00 a.m., Pacific Time. You are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals outlined in this proxy statement (“Proxy Statement”).

What is the Notice of Internet Availability of Proxy Materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide stockholders with access to our proxy materials over the Internet. Most of our stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the “Notice of Internet Availability of Proxy Materials” (the “Notice”), which was mailed on or about October 8, 2015 to our stockholders who held Common Stock as of the record date, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials.

How do I obtain electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

●	View our proxy materials for the Annual Meeting on the Internet; and
●	Instruct us to send our future proxy materials to you electronically by e-mail.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

2015 Proxy Statement       1

PROXY STATEMENT

What if I prefer to receive paper copies of the materials?

If you would prefer to continue receiving paper copies of proxy materials, please mark the “Paper Copies” box on your Proxy Card (or provide this information when you vote telephonically or via the Internet). The Company must provide paper copies via first class mail to any stockholder who, after receiving the Notice, requests a paper copy. Accordingly, even if you do not check the “Paper Copies” box now, you will still have the right to request delivery of a free set of proxy materials upon receipt of any Notice in the future.

Additionally, you may request a paper copy of the materials by (i) calling 1-800-579-1639; (ii) sending an e-mail to sendmaterial@proxyvote.com; or (iii) logging onto www.ProxyVote.com. There is no charge to receive the materials by mail. If requesting material by e-mail, please send a blank e-mail with the 16 digit “Control Number” (located on the second page of the Notice) in the subject line.

What proposals will be voted on at the Annual Meeting?

The following proposals are scheduled to be voted on at the Annual Meeting:

1.	To elect seven directors to serve until the 2016 annual meeting of stockholders and until their successors are elected and qualified.
2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (hereinafter referred to as “independent auditors”) for the fiscal year ending July 2, 2016.
3.	To consider a non-binding advisory vote on the compensation of our named executive officers (“NEOs”).
4.	To consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

What are the recommendations of the Company’s Board of Directors?

The Board recommends that you vote “FOR” each of the proposals presented in this Proxy Statement.

Specifically, the Board recommends you vote:

●	“FOR” the election of the directors,
●	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending July 2, 2016, and
●	“FOR” the approval of the Company’s executive compensation programs.

What is the record date and what does it mean?

The record date for the Annual Meeting is October 5, 2015. The record date is established by the Board as required by Delaware law. Holders of shares of the Company’s Common Stock at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments or postponements thereof.

What shares can I vote?

Each holder of the Company’s common stock, par value $.001 per share (“Common Stock”), is entitled to one vote for each share of Common Stock owned as of the record date

At the record date, 237,224,331 shares of Common Stock were issued and outstanding.

2       2015 Proxy Statement

PROXY STATEMENT

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote on the record date will constitute a quorum permitting the Annual Meeting to conduct its business.

How are abstentions and broker non-votes treated?

Under Delaware law, an abstaining vote and a broker non-vote are counted as present and are included for purposes of determining whether a quorum is present at the Annual Meeting.

Broker non-votes are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting authority with respect to that item and has not received instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held by them as nominee, brokers have the discretion to vote such shares only on routine matters. Where a matter is not considered routine, shares held by your broker will not be voted absent specific instruction from you, which means your shares may go unvoted and not affect the outcome if you do not specify a vote. None of the matters to be voted on at the Annual Meeting are considered routine, except for the ratification of the Company’s independent auditors.

For the purpose of determining whether the stockholders have approved matters, other than the election of directors, abstentions will have the same effect as a vote against the proposal.

What is the voting requirement to approve each of the proposals?

Proposal 1. Each director must be elected by the affirmative vote of a majority of the shares of Common Stock cast with respect to such director by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. This means that the number of votes cast for a director must exceed the number of votes cast against that director, with abstentions and broker non-votes not counted as votes cast as either for or against such director’s election.

Proposal 2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote on this proposal at the Annual Meeting. As a result, abstentions will have the same effect as votes against the proposal. Brokers will have discretion to vote on this proposal.

Proposal 3. Approval of the non-binding advisory vote on the Company’s executive compensation programs requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote on this proposal at the Annual Meeting. As a result, abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of this vote.

All shares of Common Stock represented by valid proxies will be voted in accordance with the instructions contained therein. In the absence of instructions, proxies from holders of Common Stock will be voted in accordance with the recommendations set forth in the Proxy Statement.

How do I vote my shares?

You can either attend the Annual Meeting and vote in person or give a proxy to be voted at the Annual Meeting:

●	by mailing the enclosed proxy card or voting instruction form;
●	over the telephone by calling a toll-free number; or
●	electronically, using the Internet and following the instructions provided in the Notice you received by mail.

2015 Proxy Statement       3

PROXY STATEMENT

The Internet and telephone voting procedures have been set up for your convenience and are designed to authenticate the stockholders’ identities, to allow them to provide their voting instructions, and to confirm that their instructions have been recorded properly. The Company believes the procedures which have been put in place are consistent with the requirements of applicable law. Specific instructions for record holders of Common Stock who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor by any of the methods listed below:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor
New York, New York 10005

Call Collect: (212) 269-5550
Call Toll-Free: (866) 796-7179
Email: viavisolutions@dfking.com

Who will tabulate the votes?

An automated system administered by Broadridge Financial Services, Inc. (“Broadridge”) will tabulate votes cast by proxy at the Annual Meeting and a representative of the Company will tabulate votes cast in person at the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements or to allow for the tabulation and/or certification of the vote.

Can I change my vote after submitting my proxy?

You may revoke your proxy at any time before the final vote at the Annual Meeting. You may do so by one of the following ways:

●	submitting another proxy card bearing a later date;
●	sending a written notice of revocation to the Company’s Corporate Secretary at 430 North McCarthy Boulevard, Milpitas, California, 95035;
●	submitting new voting instructions via telephone or the Internet; or
●	attending AND voting in person at the Annual Meeting.

Who is paying for this proxy solicitation?

This solicitation is made by the Company. The Company will bear the cost of soliciting proxies, including preparation, assembly, printing and mailing of the Proxy Statement. If you are a holder of Common Stock and if you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. The Company has retained the services of D.F. King & Co., Inc. as its proxy solicitor for this year for a fee of approximately $15,000 plus reasonable out-of-pocket costs and expenses. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, either personally, by telephone, facsimile, or telegram.

4       2015 Proxy Statement

PROXY STATEMENT

How can I find out the voting results?

The Company will announce the preliminary results at the Annual Meeting and publish the final results in a Current Report on Form 8-K within four business days after the Annual Meeting. Stockholders may also find out the final results by calling the Company’s Investor Relations Department at (408) 404-6305.

How do I receive electronic access to proxy materials for the current and future annual meetings?

Stockholders who have previously elected to receive the Proxy Statement and Annual Report over the Internet will be receiving an e-mail on or about October 8, 2015 with information on how to access stockholder information and instructions for voting over the Internet. Stockholders of record may vote via the Internet until 11:59 p.m. Eastern Time, November 16, 2015.

If your shares are registered in the name of a brokerage firm and you have not elected to receive your Proxy Statement and Annual Report over the Internet, you still may be eligible to vote your shares electronically over the Internet. A large number of brokerage firms are participating in the ADP online program, which provides eligible stockholders who receive a paper copy of this Proxy Statement the opportunity to vote via the Internet. If your brokerage firm is participating in ADP’s program, your proxy card will provide instructions for voting online.

Stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies, which results in cost savings for the Company. If you are a stockholder of record and would like to receive future stockholder materials electronically, you can elect this option by following the instructions provided when you vote your proxy over the Internet at www.ProxyVote.com.

If you chose to view future proxy statements and annual reports over the Internet, you will receive an e-mail notification next year with instructions containing the Internet address of those materials. Your choice to view future proxy statements and annual reports over the Internet will remain in effect until you contact either your broker or the Company to rescind your instructions. You do not have to elect Internet access each year.

If you elected to receive this Proxy Statement electronically over the Internet and would now like to receive a paper copy of this Proxy Statement so that you may submit a paper proxy in lieu of an electronic proxy, you should contact your broker or the Company.

How can I avoid having duplicate copies of the Proxy Statement sent to my household?

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports, which results in cost savings for the Company. Householding means that only one copy of the Proxy Statement and Annual Report, or notice of internet availability of proxy materials will be sent to multiple stockholders who share an address. The Company will promptly deliver a separate copy of either document to any stockholder who contacts the Company’s Investor Relations Department at (408) 404-6305 or 430 North McCarthy Boulevard, Milpitas, California, 95035 Attention: Investor Relations, requesting such copies. If a stockholder is receiving multiple copies of the Proxy Statement and Annual Report at the stockholder’s household and would like to receive a single copy of those documents for a stockholder’s household in the future, that stockholder should contact their broker, other nominee record holder, or the Company’s Investor Relations Department to request mailing of a single copy of the Proxy Statement and Annual Report.

2015 Proxy Statement       5

PROXY STATEMENT

When are stockholder proposals due for next year’s annual meeting?

In order for stockholder proposals to be considered properly brought before an annual meeting, the stockholder must have given timely notice in writing to the Secretary of the Company. To be timely for the 2016 annual meeting of stockholders (the “2016 Annual Meeting”), a stockholder’s notice must be received by the Company at its principal executive offices not less than 60 days nor more than 90 days prior to first anniversary of the date of the prior year’s annual meeting; provided, however, that if no meeting was held the prior year, or if the date of the annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days, notice must be received by the Company no later than the 90th day prior to the annual meeting or the 10th day following the public announcement of the meeting date. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the 2016 Annual Meeting: (i) a brief description of the business desired to be brought before the 2016 Annual Meeting and the text of the proposal or business; (ii) the name and record address of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is being made; (iii) a representation that the stockholder is a holder of record of the Company’s stock, is entitled to vote at the meeting and intends to appear in person or by proxy to propose the business specified in the notice; (iv) any material interest of the stockholder or any proposing person in such business; (v) the number of shares owned beneficially and of record by the stockholder or proposing person, including derivative interests, contracts or other agreements related to ownership or rights to vote the Company’s shares and other economic interests in the Company’s securities; and (vi) any other information required pursuant to Section 14 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Our Bylaws specify in greater detail the requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to bring any item before an annual meeting review a copy of our Bylaws, as amended and restated to date, which can be found at www.viavisolutions.com. We will not entertain any proposals at the 2016 Annual Meeting that do not meet the requirements set forth in our Bylaws. Subject to applicable laws and regulations, the Company has discretion over what stockholder proposals will be included in the agenda for the 2016 Annual Meeting and/or in the related proxy materials. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal.

Proposals that a stockholder intends to present at the 2016 Annual Meeting and wishes to be considered for inclusion in the Company’s Proxy Statement for the 2016 Annual Meeting must be received by the Company at its principal executive offices not less than 120 days prior to the date the Proxy Statement for the 2015 Annual Meeting was made available to stockholders. If we change the date of the 2016 Annual Meeting by more than 30 days from the anniversary of the date of this year’s meeting, then the deadline to submit proposals will be a reasonable time before we begin to print and mail our proxy materials. All such proposals must comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in Company-sponsored proxy materials.

6       2015 Proxy Statement

PROPOSAL 1

Election of Directors

At this Annual Meeting, the stockholders will elect seven directors recommended by the Governance Committee (which serves as the Company’s Nominating Committee) and nominated by the Board, each to serve a one-year term until the 2016 Annual Meeting of Stockholders and until a qualified successor is elected and qualified or until the director’s earlier resignation or removal. The Board has no reason to believe that the nominees named below will be unable or unwilling to serve as a director if elected.

Considerations in Director Selection

The Company’s Governance Committee is responsible for reviewing, evaluating and nominating individuals for election to the Company’s Board. The Governance Committee selects nominees from a broad base of potential candidates. The Governance Committee’s charter instructs it to seek qualified candidates regardless of race, color, religion, ancestry, national origin, gender, sexual orientation, etc. It is the Governance Committee’s goal to nominate candidates with diverse backgrounds and capabilities, to reflect the diverse nature of the Company’s stakeholders (security holders, employees, customers and suppliers), while emphasizing core excellence in areas relevant to the Company’s long term business and strategic objectives.

The Board believes that it is necessary for each of the Company’s directors to possess many qualities and skills. When searching for new candidates, the Governance Committee seeks individuals of the highest ethical and professional character who will exercise sound business judgment. The Governance Committee also seeks people who are accomplished in their respective field and have superior credentials. In selecting nominees, the Governance Committee generally seeks active and former leaders of major complex organizations. The Governance Committee seeks individuals who can work effectively together to further the interests of the Company, while preserving their ability to differ with each other on particular issues. A candidate’s specific background and qualifications are also reviewed in light of the particular needs of the Board at the time of an opening.

Each candidate must have an employment and professional record which demonstrates, in the judgment of the Governance Committee, that the candidate has sufficient and relevant experience and background, taking into account positions held and industries, markets and geographical locations served, to serve on the Board in the proposed capacity. In particular, the Governance Committee seeks candidates with at least two years of experience serving as the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Director, or the equivalent of such positions, of a well-respected, publicly-traded company.

Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described below.

2015 Proxy Statement       7

PROPOSAL 1

2015 Director Nominees

Richard E. Belluzzo

Age 61
Director Since: February 2005
Chairman of the Board Since: November 2012

Experience:
Mr. Belluzzo is currently Interim Chief Executive Officer and President of the Company. Mr. Belluzzo is also managing partner of Corso Partners LLC, where he consults with The Gores Group, a private equity firm, and Bravosolution, a private software company. From April 2011 to August 2012, he served as Executive Chairman of Quantum Corporation, a provider of backup, recovery and archive products and services. From 2002 to 2011, he was Chairman and Chief Executive Officer of Quantum Corporation. Prior to that, Mr. Belluzzo was President and Chief Operating Officer of Microsoft Corporation. Prior to becoming its President and Chief Operating Officer, Mr. Belluzzo served as Microsoft’s group Vice President of the Personal Services and Devices Group, and was Group Vice President for the Consumer Group. Prior to Microsoft, Mr. Belluzzo was Chief Executive Officer of Silicon Graphics Inc. (“SGI”). Before SGI, Mr. Belluzzo held a series of increasingly senior roles at Hewlett Packard Company, culminating in his service as Executive Vice President of the Computer Products Organization. Mr. Belluzzo is currently a member of the board of directors, governance and nominating committee, and audit committee of PMC-Sierra (Vancouver, Canada) and a member of the board of directors, governance and nominating committee, and Chairman of the compensation committee of InfoBlox. Within the past five years, Mr. Belluzzo also served on the board of directors of Quantum Corporation.

Qualifications:
Mr. Belluzzo’s background and experience as the Chief Executive Officer of public companies, as well as his deep knowledge of the technology industry, senior leadership roles and service on the boards of other prominent public companies allow him to contribute significantly to the Board and to its Compensation and Governance Committees.

Keith Barnes

Age 64
Director Since: October 2011

Experience:
Mr. Barnes served as Chief Executive Officer of Verigy Ltd, a semiconductor automatic test equipment company, from 2006 through 2010 and as Chairman of the Board of Verigy from 2008 through 2011. Prior to that he was Chairman and Chief Executive Officer of Electroglas, Inc. from 2003 through 2006 and Chairman and Chief Executive Officer of IMS from 1995 through 2001. Mr. Barnes is currently a member of the board of directors, Chairman of the compensation committee and member of the audit committee of Spansion, Inc., a member of the board of directors, compensation committee, and governance and nominating committee of Mentor Graphics, and a member of the board of directors, governance and nominating committee, and Chairman of the audit committee of Knowles Corporation. Within the past five years, Mr. Barnes also served on the board of directors of Intermec, Inc.

Qualifications:
Mr. Barnes’ extensive management experience as chief executive officer of several technology companies, test and measurement industry background, and international sales and marketing knowledge, along with his experience as a board member for several public technology companies, bring important perspective and expertise to the Board and its Audit and Corporate Development Committees.

Tor Braham

Age 58
Director Since: October 2015

Experience:
Mr. Braham served as Managing Director and Global Head, Technology, Mergers and Acquisitions for Deutsche Bank Securities, from 2004 until 2012. From 2000 to 2004, he served as Managing Director and Co-head, West Coast U.S. Technology, Mergers and Acquisitions for Credit Suisse First Boston. Prior to that, Mr. Braham was an investment banker with UBS Securities and a lawyer at a prominent Silicon Valley law firm. Mr. Braham currently serves as a member of the Board of Directors at NetApp, Inc. and Sigma Designs, Inc.

Qualifications:
Mr. Braham’s substantial M&A experience will assist the Board in evaluating the Company’s strategic opportunities.

8       2015 Proxy Statement

PROPOSAL 1

Timothy Campos

Age 42
Director Since: April 2014

Experience:
Mr. Campos has served as the Chief Information Officer and Vice President of Information Technology of Facebook since August 2010. Prior to Facebook, he served as the Chief Information Officer and Vice President of Information Technology at KLA-Tencor from 2005 to 2009. Prior to KLA-Tencor, Mr. Campos worked at internet startup Portera Systems where he was responsible for engineering and hosting architecture.

Qualifications:
Mr. Campos’ extensive industry experience in enterprise networks, application hosting and managing big data provides valuable insight into those markets.

Donald Colvin

Age 62
Director Since: October 2015

Experience:
Mr. Colvin has been the Interim Chief Financial Officer of Isola Group Ltd. since June 2015. Mr. Colvin previously served as Chief Financial Officer of Caesars Entertainment Corporation from November 2012 to January 2015 and before that was Executive Vice President and Chief Financial Officer of ON Semiconductor Corp. from April 2003 to October 2012. Prior to joining ON Semiconductor, he held a number of financial leadership positions, including Vice President of Finance and Chief Financial Officer of Atmel Corporation, Chief Financial Officer of European Silicon Structures as well as several financial roles at Motorola Inc. Mr. Colvin is a Director of Agilysys, Inc. and was previously a Director of Applied Micro Circuits Corp.

Qualifications:
Mr. Colvin’s financial expertise and service on several public company boards of directors will provide valuable perspective on the Company’s operations and opportunities.

Masood A. Jabbar

Age 65
Director Since: March 2006

Experience:
Mr. Jabbar was Chief Executive Officer of XDS Inc. from 2004 to 2006. Prior to that, he worked at Sun Microsystems Inc. from 1986 to 2003, where he served in a series of progressively responsible roles including President of the Computer Systems Division, Chief Financial Officer of the $10 billion Sun Microsystems Computer Corporation, and Executive Vice President of Global Sales Operations. Mr. Jabbar’s career at Sun culminated as Executive Vice President and Advisor to the Chief Executive Officer, where he was responsible for advising the CEO on critical strategic issues. Prior to joining Sun, Mr. Jabbar spent ten years in finance and accounting at Xerox Corporation, and two years at IBM Corporation. Within the past five years, Mr. Jabbar also served on the board of directors of Silicon Image, Inc. and RF Micro Devices, Inc.

Qualifications:
Mr. Jabbar brings significant mergers and acquisitions, global sales and marketing and operational expertise gained from his experience in executive roles at Sun Microsystems, Inc. In addition, Mr. Jabbar’s experiences at Xerox and IBM and as a senior executive of Sun Microsystems provide the Board with valuable accounting and financial reporting expertise particular relevant to his service on the Company’s Audit Committee. Finally, Mr. Jabbar’s service on the boards of several other technology companies provides valuable perspective in his role as a director and chair of the Company’s Corporate Development Committee and member of the Audit Committee.

Pamela Strayer

Age 47
Director Since: August 2015

Experience:
Ms. Strayer currently holds the position of Senior Vice President and Chief Financial Officer of Plantronics, Inc., an audio technology company. Prior to joining Plantronics, from 2005 to 2012, Ms. Strayer held senior financial management roles at Autodesk, Inc., most recently Principal Accounting Officer and Vice President Controller. From 1999 to 2005, Ms. Strayer held various senior level finance positions at Epiphany, Inc. Before Epiphany, Inc., Ms. Strayer worked in senior level finance roles at RightPoint Software, which was acquired by Epiphany, and at Informix Software, Inc. Prior to Informix Software, Ms. Strayer worked in public accounting for KPMG in Silicon Valley and for Price Waterhouse, LLP in Chicago, IL.

Qualifications:
Ms. Strayer is a finance executive with 25 years of experience in a broad range of corporate and finance business partner roles. Her deep technical accounting and compliance background is rounded out with experience improving business operations globally, partnering with executive management on strategy and resource allocation decisions and allows her to contribute significantly to the Board and to its Audit Committee as its chairman.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES NAMED ABOVE.

2015 Proxy Statement       9

CORPORATE GOVERNANCE

Corporate Governance and Ethics

The Board and management of the Company believe that good corporate governance is an important component in enhancing investor confidence in the Company and increasing stockholder value. Continuing to develop and implement best practices throughout our corporate governance structure is a fundamental part of our strategy to enhance performance by creating an environment that increases operational efficiency and ensures long-term productivity growth. Good corporate governance practices also ensure alignment with stockholder interests by promoting fairness, transparency and accountability in business activities among employees, management and the Board.

Our corporate governance practices represent our commitment to the highest standards of corporate ethics, compliance with laws, financial transparency and reporting with objectivity and the highest degree of integrity. Steps we have taken to fulfill this commitment include, among others:

●	Directors are elected on an annual basis.
●	Election of directors requires the affirmative vote of a majority of the shares of Common Stock cast with respect to a director by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal, except in the case of contested elections.
●	All members of the Board are independent with the exception of the Company’s Interim Chief Executive Officer.
●	All members of our Board committees are independent.
●	Our Board committee charters clearly establish the roles and responsibilities of each committee.
●	All employees and members of the Board are responsible for complying with our Code of Business Conduct and our Insider Trading Policy.
●	We have an anonymous hotline to encourage employees to report questionable activities to our Internal Audit and Legal Departments, and the Audit Committee.
●	Our independent public accountants report directly to the Audit Committee.
●	Our internal audit control function maintains critical supervision over the key areas of our business and financial controls and reports directly to our Audit Committee.
●	We have established procedures for stockholders to communicate with the Board by contacting the Investor Relations Department.
●	The independent members of our Board and Board committees meet regularly without the presence of management.

The Company has adopted a Code of Ethics (known as the Code of Business Conduct) for its directors, officers and other employees. The Company will post on its website any amendments to, or waivers from, any provision of its Code of Business Conduct. A copy of the Code of Business Conduct is available on the Company’s website at www.viavisolutions.com.

Director Independence

In accordance with current NASDAQ listing standards, the Board, on an annual basis, affirmatively determines the independence of each director and nominee for election as a director. Our director independence standards include all elements of independence set forth in the NASDAQ listing standards, and can be found in our Corporate Governance Guidelines, which are included in the “Corporate Governance” section of our website at www.viavisolutions.com. The Board has determined that each of its directors was independent as determined by the relevant NASDAQ listing standard for board independence and for any committee on which such director served during fiscal year 2015. In August 2015, Richard Belluzzo, Chairman of the Board, assumed the role of Interim President and Chief Executive Officer in connection with the departure of Thomas Waechter. Pursuant to the NASDAQ listing standards, Mr. Belluzzo shall not be considered independent while he is acting this capacity, but will not be disqualified from later being considered an independent director by virtue of his employment status provided that he does not serve in such capacity for more than one year.

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Board Leadership

The Board has determined that it is in the best interests of the Company to maintain the Board chairperson and chief executive officer positions separately. The Board believes that having an outside, independent director serve as chairperson is the most appropriate leadership structure, as this enhances its independent oversight of management and the Company’s strategic planning, reinforces the Board’s ability to exercise its independent judgment to represent stockholder interests, and strengthens the objectivity and integrity of the Board. Moreover, we believe an independent chairperson can more effectively lead the Board in objectively evaluating the performance of management, including the chief executive officer, and guide it through appropriate Board governance processes. In August 2015, Richard Belluzzo, Chairman of the Board, assumed the role of Interim President and Chief Executive Officer in connection with the departure of Thomas Waechter. While Mr. Belluzzo currently holds both positions, the Board will appoint a lead independent director during his tenure as on officer, and it is the intent of the Board that the chairperson and chief executive officer role be separated once a permanent chief executive officer is appointed.

Board Oversight of Risk

The Company takes a comprehensive approach to risk management. We believe risk can arise in every decision and action taken by the Company, whether strategic or operational. The Company, therefore, seeks to include risk management principles in all of its management processes and in the responsibilities of its employees at every level. Our comprehensive approach is reflected in the reporting processes by which our management provides timely and comprehensive information to the Board to support the Board’s role in oversight, approval and decision-making.

Management is responsible for the day-to-day supervision of risks the Company faces, while the Board, as a whole and through its committees, has the ultimate responsibility for the oversight of risk management. Senior management attends Board meetings, provides presentations on operations including significant risks, and is available to address any questions or concerns raised by the Board. Additionally, our committees assist the Board in fulfilling its oversight responsibilities in certain areas. Generally, the committee with subject matter expertise in a particular area is responsible for overseeing the management of risk in that area. For example, the Audit Committee coordinates the Board’s oversight of the Company’s internal controls over financial reporting and disclosure controls and procedures. Management regularly reports to the Audit Committee on these areas. Additionally, the Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs as well as succession planning for senior executives. The Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, and corporate governance topics. When any of the committees receives a report related to material risk oversight, the chairman of the relevant committee reports on the discussion to the full Board.

Compensation Program Risk Assessment

Consistent with SEC disclosure requirements, in fiscal year 2015 a team composed of senior members of our human resources, finance and legal departments and our compensation consultant, Compensia, inventoried and reviewed elements of our compensation policies and practices. This team then reviewed these policies and practices with Company’s management in an effort to assess whether any of our policies or practices create risks that are reasonably likely to have a material adverse effect on the Company. This assessment included a review of the primary design features of the Company’s compensation policies and practices, the process for determining executive and employee compensation and consideration of features of our compensation program that help to mitigate risk. Management reviewed and discussed the results of this assessment with the Compensation Committee, which consulted with Compensia. Based on this review, we believe that our compensation policies and practices, individually and in the aggregate, do not create risks that are reasonably likely to have a material adverse effect on the Company.

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CORPORATE GOVERNANCE

Board Committees and Meetings

During fiscal year 2015, the Board held 12 meetings. The Board has four committees: an Audit Committee, Compensation Committee, Governance Committee, and Corporate Development Committee. The members of the committees during fiscal year 2015 are identified below.

Each director attended at least 75% of the aggregate of all meetings of the Board and any committees on which he or she served during fiscal year 2015 after becoming a member of the Board or after being appointed to a particular committee. The Company encourages, but does not require, its Board members to attend the Annual Meeting. All then-current directors attended the 2014 Annual Meeting.

Audit Committee
The Audit Committee is responsible for assisting the full Board in fulfilling its oversight responsibilities relative to:
●the Company’s financial statements;
●financial reporting practices;
●systems of internal accounting and financial control;
●internal audit function;
●annual independent audits of the Company’s financial statements; and
●such legal and ethics programs as may established from time to time by the Board.
Members: Harold L. Covert (Chair) Keith Barnes Masood A. Jabbar Meetings: 10

The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and may retain external consultants at its sole discretion. In addition, the Audit Committee considers whether the Company’s independent auditors’ provision of non-audit services is compatible with maintaining the independence of the independent auditors. The Board has determined that all members of the Audit Committee are “independent” as defined in the applicable rules and regulations of the SEC and NASDAQ. The Board has further determined that Keith Barnes, Harold L. Covert and Masood A. Jabbar are “audit committee financial expert(s)” as defined by Item 401(h) of Regulation S-K of the Exchange Act. A copy of the Audit Committee charter can be viewed at the Company’s website at www.viavisolutions.com. Ms. Strayer replaced Mr. Covert as Chair of the Audit Committee in August 2015 following the separation of the Company’s CCOP business.

Compensation Committee
The Compensation Committee is responsible for:
●ensuring that the Company adopts and maintains responsible and responsive compensation programs for its employees, officers and directors consistent with the long-range interests of stockholders; and
●the administration of the Company’s employee stock purchase plans and equity incentive plans.
Members: Penelope A. Herscher (Chair) Richard E. Belluzzo Martin A. Kaplan Meetings: 6

The chair of the Compensation Committee reports on the Compensation Committee’s actions and recommendations at Board meetings. In addition, the Compensation Committee has the authority to engage the services of outside advisors, experts and others to provide assistance as needed. During fiscal year 2015, the Compensation Committee engaged Compensia, Inc. (“Compensia”), a national compensation consulting firm, to assist with the Committee’s analysis and review of the compensation of our executive officers. Compensia attends all Compensation Committee meetings, works directly with the Committee Chair and Committee members, and sends all invoices, including descriptions of services rendered, to the Committee Chair for review and payment approval. Compensia performed no work for the Company that was not in support of the Committee’s charter nor authorized by the Committee Chair during fiscal year 2015. All members of the Compensation Committee are “independent” as that term is defined in the applicable NASDAQ rules and regulations. A copy of the Compensation Committee charter can be viewed at the Company’s website at www.viavisolutions.com. Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in the “Compensation Discussion and Analysis” below. Messrs. Barnes (Chair) and Campos replaced Ms. Herscher and Mr. Kaplan as members of the Compensation Committee in August 2015 following the separation of the Company’s CCOP business. Ms. Strayer replaced Mr. Belluzzo as a member of the Compensation Committee following his appointment as Interim President and Chief Executive Officer in August 2015.

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Corporate Development Committee
The Corporate Development Committee is responsible for: ●oversight of the Company’s strategic transaction and investment activities.	Members: Masood A. Jabbar (Chair) Keith Barnes Timothy Campos Martin A. Kaplan Donald Colvin Tor Braham Meetings: 3

The Corporate Development Committee reviews and approves certain strategic transactions for which approval of the full Board is not required and makes recommendations to the Board regarding those transactions for which the consideration of the full Board is appropriate. A copy of the Corporate Development Committee charter can be viewed at the Company’s website at www.viavisolutions.com. Messrs. Barnes and Kaplan were removed as members of the Corporate Development Committee in August 2015 following the separation of the Company’s CCOP business. Messrs. Colvin and Braham were added to the Corporate Development Committee in October 2015.

Governance Committee
The Governance Committee:
●serves as the Company’s nominating committee;
●reviews current trends and practices in corporate governance; and
●recommends to the Board the adoption of governance programs.
Members: Martin A. Kaplan (Chair) Keith Barnes Richard E. Belluzzo Penelope A. Herscher Meetings: 4

Mr. Kaplan and Ms. Herscher were removed as members of the Governance Committee in August 2015 following the separation of the Company’s CCOP business. Nominees for the 2015 Annual Meeting were selected by a majority of the independent directors in office. Mr. Belluzzo was replaced by Mr. Jabbar as Chair of the Governance Committee following his appointment as Interim President and Chief Executive Officer in August 2015.

As provided in the charter of the Governance Committee, nominations for director may be made by the Governance Committee or by a stockholder of record entitled to vote. The Governance Committee will consider and make recommendations to the Board regarding any stockholder recommendations for candidates to serve on the Board. Stockholders wishing to recommend candidates for consideration by the Governance Committee may do so by writing to the Company’s Corporate Secretary at 430 North McCarthy Boulevard, Milpitas, California 95035 providing the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating stockholder’s ownership of Company’s stock not less than 60 days nor more than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting to assure time for meaningful consideration by the Governance Committee. Our Bylaws specify in greater detail the requirements as to the form and content of the stockholder’s notice. We recommend that any stockholder wishing to nominate a director review a copy of our Bylaws, as amended and restated to date, which can be found at www.viavisolutions.com. There are no differences in the manner in which the Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. All members of the Governance Committee are “independent” as that term is defined in the applicable NASDAQ rules and regulations.

In reviewing potential candidates for the Board, the Governance Committee considers the individual’s experience in the Company’s industry, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to be involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Governance Committee intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria. A detailed description of the criteria used by the Governance Committee in evaluating potential candidates may be found in the charter of the Governance Committee.

The Governance Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the charter can be viewed at the Company’s website at www.viavisolutions.com.

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CORPORATE GOVERNANCE

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of the Company’s Board or Compensation Committee and any member of the board of directors or compensation committee of any other companies, nor has such interlocking relationship existed in the past. None of Messrs. Belluzzo or Kaplan or Ms. Herscher, who served on the Company’s Compensation Committee during fiscal year 2015, were at any time during or prior to fiscal year 2015 an officer or employee of Viavi. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any company that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

Communication between Stockholders and Directors

Stockholders may communicate with the Company’s Board through the Company’s Secretary by sending an email to bod@viavisolutions.com, or by writing to the following address: Chairman of the Board, c/o Company Secretary, Viavi Solutions, 430 North McCarthy Boulevard, Milpitas, California 95035. The Company’s Secretary will forward all correspondence to the Board, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Company’s Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.

Director Compensation

Each non-employee director of the Company is entitled to receive an annual cash retainer of $60,000 which is paid in quarterly installments of $15,000. During fiscal year 2015, each non-employee director received an annual grant of restricted stock units having a value of $150,000. The restricted stock units are subject to a grant agreement which provides for annual vesting over a three year period. Upon vesting each restricted stock unit is converted into one share of the Company’s Common Stock. Upon retirement of a non-employee director, any unvested options and restricted shares of the Company’s Common Stock will automatically become fully vested, and the exercise period for any such options will be extended to expire on the expiration date of such options, which is generally eight years from the date of grant. Upon initial appointment to the Board, each non-employee director received a grant of restricted stock units having a value of $200,000.

Beginning in fiscal year 2016, the non-employee director annual grant will be adjusted to include restricted stock units having a value of $200,000 and will vest on the first anniversary of the grant date. Additionally, effective August 18, 2015, the grant received by a non-employee director upon appointment to the Board will be a pro-rated portion of the annual non-employee director grant.

In addition, each non-employee director serving on the Audit Committee received an annual cash retainer of $15,000, whereas the director serving as the Audit Committee chair received an annual cash retainer of $30,000. Each non-employee director serving on the Compensation Committee received an annual cash retainer of $10,000, whereas the director serving as the Compensation Committee chair received an annual cash retainer of $20,000. Each non-employee director serving on the Governance or Corporate Development Committees received an annual cash retainer of $7,500, whereas the directors serving as the Governance or Corporate Development Committee chairs received an annual cash retainer of $15,000.

Mr. Belluzzo, who has served as Chairman of the Board since November 12, 2012, received an additional annual cash retainer of $100,000 as compensation for his services which is paid in quarterly installments of $25,000. Effective August 2015, the annual cash retainer for the Chairman of the Board was reduced to $75,000.

Directors who are also employed by the Company do not receive any compensation for their services as directors. Accordingly, Mr. Belluzzo will not receive compensation as a member of the Board while he serves as Interim President and Chief Executive Officer. All directors are reimbursed for expenses incurred in connection with attending Board and committee meetings.

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Director compensation described above is summarized in the following table:

Compensation Element for Role	Board Compensation
General Board Service – Cash
▷Retainer ▷Meeting Fees	▷$60,000 ▷Not applicable (“NA”)
General Board Service – Equity
▷RSU Value (Initial/Annual) ▷Vesting Schedule	▷$200,000/$150,000 (1) ▷Initial and annual grant vest annually over 3 years (2) ▷Number of shares determined using 30 calendar day average stock price prior to date of grant
		Chair	Member
Committee Service (No meeting fees)	Audit Compensation Governance/Corporate Development	$30,000	$15,000
		$20,000	$10,000
		$15,000	$7,500
Non-Employee Board Chair
▷Additional Board Retainer ▷Additional Equity	▷$100,000 (3) ▷NA
(1)	After August 18, 2015, new non-employee directors will receive a pro-rated portion of the annual director grant, which was increased to $200,000.
(2)	After August 18, 2015, non-employee director grants will vest on the first anniversary of the grant date.
(3)	Effective August 2015, the non-employee Board Chair retainer was reduced to $75,000.

The director compensation policies summarized above resulted in the following total compensation for our non-management directors in fiscal year 2015:

Director Compensation Table

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Option Awards ($)	Total ($)
Keith Barnes (3)	90,000	149,572	0	237,572
Richard E. Belluzzo (4)	177,500	149,572	0	327,072
Timothy Campos (5)	67,500	149,572	0	217,072
Harold L. Covert (6)	90,000	149,572	0	237,572
Penelope A. Herscher (7)	87,500	149,572	0	237,072
Masood A. Jabbar (8)	90,000	149,572	0	237,572
Martin A. Kaplan (9)	92,500	149,572	0	242,072
(1)	Thomas Waechter, the Company’s Chief Executive Officer and President during fiscal year 2015, is not included in this table as he was an employee of the Company and as such received no compensation for his services as a director. Mr. Waechter’s compensation is disclosed in the Summary Compensation Table.
(2)	The amounts shown in this column are the grant date fair value in the period presented as determined pursuant to stock-based compensation accounting rule FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to calculate these amounts are set forth under Note 14 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year 2015 filed with the SEC on August 25, 2015.
(3)	Mr. Barnes had no options and 23,075 restricted stock units outstanding at the end of fiscal year 2015.
(4)	Mr. Belluzzo had 1,625 options and 23,075 restricted stock units outstanding at the end of fiscal year 2015.
(5)	Mr. Campos had no options and 20,869 restricted stock units outstanding at the end of fiscal year 2015.
(6)	Mr. Covert had 1,625 options and 23,075 restricted stock units outstanding at the end of fiscal year 2015.
(7)	Ms. Herscher had no options and 23,075 restricted stock units outstanding at the end of fiscal year 2015.
(8)	Mr. Jabbar had 1,250 options and 23,075 restricted stock units outstanding at the end of fiscal year 2015.
(9)	Mr. Kaplan had no options and 23,075 restricted stock units outstanding at the end of fiscal year 2015.

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CORPORATE GOVERNANCE

Relationships Among Directors or Executive Officers

There are no family relationships among any of the Company’s directors or executive officers.

Certain Relationships and Related Person Transactions

Review and Approval of Related Person Transactions

We review all relationships and transaction in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. On an annual basis, all directors and executive officers must respond to a questionnaire requiring disclosure about any related person transactions, arrangements or relationships (including indebtedness). As required under SEC rules, any transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s Proxy Statement. The Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. This review and approval process is evidenced in the minutes of the Audit Committee meetings.

Executive Officers

The following sets forth certain information regarding the Company’s executive officers as of the date of this Proxy Statement:

Executive Officer	Age	Position
Richard Belluzzo	61	Interim Chief Executive Officer and President
Amar Maletira	46	Chief Financial Officer, Executive Vice President
Dion Joannou	50	Senior Vice President, Global Sales, Network Service Enablement
Paul McNab	52	Executive Vice President, Chief Marketing and Strategy Officer
Ralph Rondinone	53	Senior Vice President, Global Operations, Network Service Enablement
Luke Scrivanich	53	Senior Vice President and General Manager, Optical Security & Performance Products
Kevin Siebert	46	Vice President, General Counsel and Secretary
Susan Spradley	54	Executive Vice President and General Manager NSE Solutions and R&D

Rick Belluzzo was appointed Interim Chief Executive Officer and President of the Company in August 2015. Mr. Belluzzo is also managing partner of Corso Partners LLC, where he consults with The Gores Group, a private equity firm, and Bravosolution, a private software company. From April 2011 to August 2012, he served as Executive Chairman of Quantum Corporation, a provider of backup, recovery and archive products and services. From 2002 to 2011, he was Chairman and Chief Executive Officer of Quantum Corporation. Prior to that, Mr. Belluzzo was President and Chief Operating Officer of Microsoft Corporation. Prior to becoming its President and Chief Operating Officer, Mr. Belluzzo served as Microsoft’s group Vice President of the Personal Services and Devices Group, and was Group Vice President for the Consumer Group. Prior to Microsoft, Mr. Belluzzo was Chief Executive Officer of Silicon Graphics Inc. (“SGI”). Before SGI, Mr. Belluzzo held a series of increasingly senior roles at Hewlett Packard Company, culminating in his service as Executive Vice President of the Computer Products Organization. Mr. Belluzzo holds a B.S. in finance from Golden Gate University.

Amar Maletira joined the Company in September 2015 as Chief Financial Officer. Prior to joining the Company, Mr. Maletira spent 14 years at Hewlett Packard serving in a number of senior positions in Finance, most recently as Chief Financial Officer & Vice President, Enterprise Services Americas. From 1998 to 2000, Mr. Maletira was Chief Operating Officer and Vice President of a start-up IT consulting company, DPP Incorporated. Prior

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CORPORATE GOVERNANCE

to that, Mr. Maletira led sales teams at Siemens and HCL in India. Mr. Maletira holds a B.S. in Electronics & Communication Engineering from Gogte Institute of Technology at Karnataka University in India and an M.B.A. from the Ross School of Business in Ann Arbor, Michigan.

Dion Joannou joined the Company as Senior Vice President of global sales in January 2015. Prior to joining the Company, Mr. Joannou served as Chief Executive Officer of Advantix Systems from 2011 to 2013. From 2009 to 2010, Mr. Joannou served as Chief Executive Officer at The Neptune Society. Mr. Joannou also held a number of executive positions during his 15-year career at Nortel Networks, including roles as president for North America for both the enterprise and carrier markets, chief strategy officer, president for the Caribbean and Latin America, and vice president of Vodafone global account. Mr. Joannou holds a B.A. in business administration from Southern Illinois University and an M.B.A from the University of Miami.

Paul McNab joined the Company in September 2014 as Executive Vice President and Chief Marketing and Strategy Officer. Prior to joining the Company, Mr. McNab was CEO of Puro Networks from 2013 to 2014. Before that, Mr. McNab was with Cisco Systems, Inc. for sixteen years where he held increasingly senior roles including Vice President and Chief Technology Officer, Data Center Switching and Vice President, Enterprise Marketing. Mr. McNab holds a B.S. in Engineering from Manchester Metropolitan University in the United Kingdom.

Ralph Rondinone joined the Company in April 2012 as Senior Vice President of Global Operations and Services. Prior to joining the Company, Mr. Rondinone served as Senior Vice President of Operations at BigBand Networks from 2006 to 2012. Prior to that, Mr. Rondinone held executive positions in operations at Lucent Technologies, Ascend Communications, and Digital Equipment Corporation. Mr. Rondinone holds a B.S. in mechanical engineering from Worcester Polytechnic Institute.

Luke Scrivanich became the Vice President and General Manager of Optical Security and Performance Products (OSP) in June 2012 and became Senior Vice President and General Manager of OSP in August 2012. Mr. Scrivanich joined the Company in April 2008 as Vice President and General Manager of Flex Products. Prior to joining the Company in 2008, Mr. Scrivanich was with PPG Industries where he served in general management, marketing and strategic planning positions for various divisions, including fine chemicals, optical products and coatings. He previously held senior marketing positions at AGR International, Inc., a manufacturer of packaging inspection equipment. Mr. Scrivanich holds a B.S. in Chemical Engineering from Cornell University and an M.B.A. from the Harvard Graduate School of Business Administration.

Kevin Siebert joined the Company in September 2007 and became Vice President, General Counsel and Secretary in February 2015. Before assuming the General Counsel role, Mr. Siebert held increasingly senior roles within the Company’s legal department. Before joining the Company, Mr. Siebert was Senior Counsel at France Telecom from 2004 to 2007 where he primarily had legal responsibility for North American operations and also handled mergers and acquisitions, among other functions. Prior to that, Mr. Siebert served as in-house counsel at a technology company and held associate roles in private practice, focusing on mergers and acquisitions, corporate and telecommunications matters. Mr. Siebert holds a B.A. in Political Science from the University of Richmond and a J.D. from the Washington University School of Law.

Susan Spradley joined the Company in January 2013 and became Executive Vice President and General Manager NSE Solutions and R&D in July 2015. Before joining the Company, Ms. Spradley served as executive director at US-Ignite from April 2011 to December 2012. Prior to that, Ms. Spradley was President of the North America region at Nokia Siemens Networks from 2007 to 2011 responsible for regional p&l, sales and service. From 1997 to 2005 she held executive positions at Nortel. She is also chair of a White House and National Science Foundation initiative, called U.S. Ignite. Ms. Spradley holds a B.S. in Computer Science from University of Kansas, Lawrence and completed an Advanced Management Program at Harvard Business School.

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PROPOSAL 2

Ratification of Independent Auditors

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending July 2, 2016, and the Board has directed that the selection of the independent auditors be submitted for ratification by the stockholders at the Annual Meeting.

Although the Company is not required to seek stockholder approval of its selection of the independent auditors, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Board will investigate the reasons for stockholder rejection and will reconsider its selection of the independent auditors. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees billed for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the years ended June 27, 2015 and June 28, 2014, respectively, and fees billed for other services rendered by PricewaterhouseCoopers LLP and during those periods.

	Fiscal 2015	Fiscal 2014
Audit Fees (1)	$5,442,605	$3,272,638
Audit-Related Fees (2)	0	230,761
Tax Fees (3)	501,785	366,613
All Other Fees (4)	100,165	50,600
Total	$6,044,555	$3,920,612
(1)	Audit Fees are related to professional services rendered in connection with the audit of the Company’s annual financial statements, the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings. Fiscal 2015 audit fees reflect additional fees of $2,320,000 for services performed by PricewaterhouseCoopers LLP in connection with the separation and spin-off of Lumentum Holdings Inc.
(2)	Audit-Related Fees include assurance and related services provided for due diligence related to acquisitions, accounting consultations in connection with acquisition and consultations on corporate transactions.
(3)	Tax Fees for fiscal 2015 include $87,310 for professional services rendered in connection with transfer pricing tax consulting and compliance, and $414,475 for tax audits, planning services and other tax consulting, including additional fees of $397,000 for services performed by PricewaterhouseCoopers LLP in connection with the separation and spin-off of Lumentum Holdings Inc.
(4)	All Other Fees in fiscal 2015 are related to the annual Workforce Engagement Survey and other non-audit related services.

For fiscal year 2015, the Audit Committee considered whether audit-related services and services other than audit-related services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP and concluded that the independence of PricewaterhouseCoopers LLP was maintained.

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PROPOSAL 2

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditors are required to provide detailed back-up documentation at the time of approval. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDING JULY 2, 2016.

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PROPOSAL 3

Advisory Vote on Executive Compensation

The Company’s goal for its executive compensation program is to attract, motivate and retain the executive talent necessary to achieve its business objectives. The Company believes that it can best drive long-term stockholder value by establishing a strong pay-for-performance system, which provides the opportunity to earn above average compensation in return for achieving business and financial objectives which drive stockholder returns.

At the Company’s 2014 annual meeting of stockholders, approximately 71% of the votes cast were voted in favor of approving the compensation of the Company’s Named Executive Officers (“NEOs”). In the months leading up to and following the vote, the Company reached out to stockholders representing nearly 70% of its outstanding shares. After considering their feedback, in August 2015 the Compensation Committee approved changes to the vesting conditions for the Company’s performance-based RSUs to make the condition more difficult to achieve.

The Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement includes a detailed description of the Company’s compensation philosophy, as well as an analysis of how the compensation of its NEOs in fiscal year 2015 aligned with that philosophy. Highlights of the Company’s compensation practices include:

●	Approximately 50% of each NEO’s total target compensation is performance-based, consisting of cash incentive compensation and RSUs with performance-based vesting conditions, as described below.
●

The Company emphasizes pay for performance. All cash incentive compensation paid to its NEOs is paid pursuant to the Company’s Variable Pay Plan (the “VPP”). The VPP is generally available to all employees, and payments under the VPP are directly tied to attainment of the Company’s operating income objective.

●

50% of the RSUs awarded to the Company’s NEOs have time-based vesting requirements – the ultimate value of these awards is directly tied to the performance of the Company’s stock, encouraging management to drive stockholder value which also encouraging retention of key employees. The other 50% of RSUs awarded to the Company’s NEOs have vesting requirements tied to the performance of the Company’s stock as compared to the NASDAQ telecommunications index, and could vest at a higher or lower rate or not at all, based on this relative performance. We refer to these performance-based RSUs as market stock units, or “MSUs.”

●	The Company has stock ownership requirements which are designed to align the interest of its NEOs with those of its stockholders and regularly monitors compliance with these requirements.
●	The Company does not generally provide perquisites or other benefits to its NEOs that are not available to all employees.
●

We regularly evaluate our compensation practices and modify our programs as appropriate to address evolving best practices. For example, in fiscal year 2012 we moved from performance-based stock options to MSUs, which are designed to be a more accurate indicator of the Company’s performance than stock appreciation alone and in fiscal year 2016, we modified the vesting conditions for the MSUs to make them more difficult to achieve.

We urge stockholders to read the CD&A section of this Proxy Statement beginning on page 23 which describes in more detail how our executive compensation practices operate and are designed to achieve our compensation objectives.

In accordance with section 14A of the Securities Exchange Act, stockholders will have the opportunity to cast a non-binding, advisory vote on the compensation of our NEOs. You are encouraged to read the Executive Compensation section of this Proxy Statement, including the CD&A, along with the accompanying tables and narrative disclosure. Accordingly, we are asking you to approve, on an advisory basis, the compensation of the Company’s NEOs, as described in the CD&A, the accompanying tables and the related narrative disclosure contained therein.

The following resolution will be submitted for stockholder vote at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2015 Annual Meeting of stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion.”

20       2015 Proxy Statement

PROPOSAL 3

Although the advisory vote is non-binding, the Compensation Committee and the Board will review the results of the vote and the Compensation Committee will consider the results of the vote when making future compensation decisions. Unless the Board of Directors modifies its determination on the frequency of future advisory votes, the next advisory vote on the compensation of the Company’s NEOs will be held at the fiscal 2016 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE, ON AN ADVISORY BASIS, “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE CD&A, THE COMPENSATION TABLES AND THE RELATED NARRATIVE DISCUSSION IN THIS PROXY STATEMENT.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to the beneficial ownership as of August 31, 2015, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company’s Common Stock, (ii) each director and nominee, (iii) the Company’s named executive officers, and (iv) all current directors and executive officers as a group.

As of August 31, 2015, there were 236,659,934 shares of the Company’s Common Stock outstanding. The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission (“SEC”) governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of securities as to which such person has no economic interest.

	Number of Shares
	Beneficially Owned
Name	Number	Percentage
5% or more Stockholders (1)
Capital Research Global Investor 333 South Hope Street Los Angeles, CA 90071	28,178,274	11.91%
The Bank of New York Mellon Corporation One Wall Street, 31st Floor New York, NY 10022	19,338,026	8.17%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	14,696,721	6.21%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355-2331	14,112,467	5.96%
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	9,216,268	3.89%
Sandell Asset Management Corp. 540 Madison Avenue, 36th Floor New York, NY 10022	12,002,300	5.07%
Directors and Executive Officers
Thomas Waechter (2)	775,200	*
Richard E. Belluzzo (3)	86,200	*
Keith Barnes	22,652	*
Timothy Campos	4,785	*
Masood A. Jabbar (4)	76,926	*
David W. Heard (5)	232,732	*
Rex S. Jackson (6)	265,360	*
Dion Joannou	0	*
Alan Lowe	147,288	*
Paul McNab (7)	44,755	*
Andrew Pollack (8)	35,904	*
All directors and executive officers as a group (16 persons) (9)	1,820,091	*
*	Less than 1%.
(1)	Based on information set forth in various Schedule 13 filings with the SEC current as of August 31, 2015 and the Company’s outstanding common stock data as of August 31, 2015.
(2)	Includes 537,060 shares subject to stock options currently exercisable or exercisable within 60 days of August 31, 2015.
(3)	Includes 2,908 shares subject to stock options currently exercisable or exercisable within 60 days of August 31, 2015.
(4)	Includes 2,237 shares subject to stock options currently exercisable or exercisable within 60 days of August 31, 2015.
(5)	Includes 217,732 shares subject to stock options currently exercisable or exercisable within 60 days of August 31, 2015.
(6)	Includes 201,397 shares subject to stock options currently exercisable or exercisable within 60 days of August 31, 2015.
(7)	Includes 44,755 RSUs which vest within 60 days of August 31, 2015.
(8)	Includes 35,804 shares subject to stock options currently exercisable or exercisable within 60 days of August 31, 2015.
(9)	Includes (i) 1,112,223 shares subject to stock options currently exercisable or exercisable within 60 days of August 31, 2015 and (ii) 44,755 RSUs which vest within 60 days of August 31, 2015

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Performance Overview

When setting executive compensation for fiscal year 2015, the Compensation Committee of the Board (the “Committee”) considered a comprehensive set of factors, including the Company’s prior fiscal year performance and the prior three-year period, in keeping with the Company’s focus on long-term growth and performance. While the Company’s revenues and gross margins grew in fiscal year 2014, this growth fell short of the Company’s expectations. This shortfall was reflected in the Company’s named executive officers’ (“NEOs”) compensation in a number of ways:

●	Incentive payments under the Company’s Variable Pay Plan in fiscal year 2014 were below target, ranging from 0% in the third quarter of fiscal year 2014 to 75% in the second quarter;
●	Performance-based restricted stock units vested at 0%, 67.2% and 72.8% of the target amount for the one-, two- and three-year performance periods ending in 2014; and
●	The Committee did not increase the base salaries for Messrs. Waechter, Lowe and Heard.

Compensation Best Practices

We maintain the following corporate governance policies to ensure our executive compensation practices support our pay-for-performance philosophy and manage our compensation risks:

✓	Our Compensation Committee is comprised solely of independent directors.
✓	Our Compensation Committee has engaged an independent compensation consultant to assist it with its review of executive compensation.
✓

Executives participate in the same cash incentive program that is available to the majority of our employees globally, under which incentive bonuses are determined based on a quarterly Company performance metric.

✓	Executive officers have the same benefit plans as all other employees.
✓	Half of the equity incentive grants awarded to our executive officers are performance awards.
✓	We do not generally provide perquisites to any of our executive officers.
✓	We have a clawback policy that applies to both cash incentives and equity awards.
✓	We prohibit our executive officers from engaging in hedging or other speculative transactions involving Company stock.

Results of 2014 Advisory Vote on Executive Compensation

We conducted an advisory vote on executive compensation at our 2014 Annual Meeting of stockholders. The Board and the Committee value the opinions of our stockholders and, to the extent that there is any significant vote against the compensation of the NEOs, will work to identify the specific concerns driving negative votes and evaluate whether any actions are necessary to address those concerns.

At the 2014 Annual Meeting of stockholders, approximately 71% of the votes cast were in favor of the NEOs’ compensation as disclosed in the 2014 Proxy Statement. In the months leading up to and following our 2014 Annual Meeting, we spoke with stockholders representing nearly 70% of our outstanding shares. After considering their feedback, as well as current market practices and the Company’s performance, in August 2015 the Committee modified the vesting conditions for the Company’s

2015 Proxy Statement       23

EXECUTIVE COMPENSATION

performance-based RSUs, also known as market stock units (“MSUs”), to make the performance condition more difficult to achieve. For MSUs granted in fiscal year 2016, no shares will vest unless the Company’s total stockholder return (“TSR”) is at or above the 25th percentile in comparison to the TSR of the component companies of the NASDAQ Telecom Index and the awards will not pay out at the target amount unless the Company’s TSR is at or above the 55th percentile. Between the 25th and 55th percentile, the percentage of the award that will vest will increase from 0% to 100% on a straight-line basis. The Committee believes that this will further incentivize the Company’s executives to drive above-average performance.

Compensation Philosophy and Elements

Our Executive Compensation Philosophy

Our compensation philosophy includes the following key principles:

●	Total compensation should attract, motivate and retain the talent necessary to achieve our business objectives – to increase long-term value and drive stockholder returns.
●	Superior executive talent is retained through a strong pay-for-performance compensation system.
●	Executives share in the Company’s success through variable compensation plans.
●	Compensation must be competitive with the relevant local markets.
●	We continue to evolve to align compensation with recognized best practices and to address current market realities.

We believe that the quality, experience, skills, engagement and dedication of our executive officers are critical factors affecting the Company’s performance and our ability to drive long-term stockholder value. These factors guide our executive compensation philosophy: that total compensation should be established at a competitive level to attract, motivate and retain the talent necessary to achieve our business objectives. We believe this philosophy should, in turn, increase long-term value and drive stockholder returns. Our compensation philosophy recognizes that retention of superior executive talent is enabled through reinforcement of a strong pay-for-performance compensation system which provides the opportunity to earn above-average compensation in return for achieving business and financial success.

Elements of Executive Compensation

In support of this compensation philosophy, the Committee utilizes three primary compensation elements.

Pay Element	Objective/Purpose
Base salary	To attract and retain highly-qualified executive talent
Cash incentive bonuses	To incentivize and reward achievement of near-term financial and business results
Equity grants, including: ●Time-based restricted stock units (“RSUs”); and ●Performance-based RSUs	To align our executives’ interests with those of our stockholders, drive long-term value, and reinforce longer-term retention

24       2015 Proxy Statement

EXECUTIVE COMPENSATION

Fiscal Year 2015 Named Executive Officers

Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) during fiscal year 2015, as well as the other individuals included in the Summary Compensation Table, are referred to as the “named executive officers” (or “NEOs”). Our NEOs for fiscal year 2015 were:

Named Executive Officer	Position
Thomas Waechter [1]	CEO and President
Rex Jackson [2]	Executive Vice President and CFO
Alan Lowe [3]	Executive Vice President and President, Communications and Commercial Optical Products (“CCOP”)
Paul McNab	Executive Vice President and Chief Marketing and Strategy Officer
Dion Joannou	Senior Vice President, Global Sales, Network Enablement (“NE”) and Service Enablement (“SE”)
David Heard [4]	Executive Vice President and President, NE/SE
Andrew Pollack [5]	Senior Vice President, General Counsel and Secretary

1	On August 11, 2015, Mr. Waechter stepped down from his position as President and Chief Executive Officer.
2	In connection with the planned separation of our CCOP business, Mr. Jackson’s employment with the Company will terminate on September 30, 2015.
3	In connection with the planned separation of our CCOP business and his assumption of the role of President and CEO of the resulting company, Lumentum Holdings Inc., Mr. Lowe’s employment with the Company terminated on August 1, 2015.
4	In connection with the planned separation of our CCOP business, Mr. Heard’s employment with the Company terminated on April 17, 2015.
5	In connection with the planned separation of our CCOP business, Mr. Pollack’s employment with the Company terminated on February 28, 2015.

Implementing Our Philosophy – Determining Executive Compensation

When setting NEO compensation, the Committee considers both the Company’s overall performance and each NEO’s performance against his individual objectives. The Committee also engages an independent third-party consultant, as described below, to compare proposed NEO compensation against a group of the Company’s peers and broader market data. This comparative data helps ensure that each element of executive compensation, as well as total compensation, is competitive and meets the Company’s goal of attracting, motivating and retaining the talent required to achieve the Company’s business objectives and drive stockholder value.

Considerations in Determining NEO Compensation

The Committee considers a comprehensive set of factors when determining NEO Compensation. Some of the key considerations include:

●

The individual executive’s performance, based on assessments of his or her contributions to the Company’s overall performance, ability to lead his or her business unit or function, to work as part of a team and to reflect the Company’s core values;

●	Internal parity between executives based on the NEO’s duties, responsibilities and contributions to the Company;
●	Each individual executive’s skills, experience, qualifications and marketability (including the extent to which the executive is considered a candidate for succession-planning purposes);
●	The Company’s performance against financial goals and objectives established by the Committee and the Board;
●	The Company’s performance relative to industry competitors and its peer group;
●	The positioning of each executive’s compensation in a ranking of market compensation survey data; and
●	The compensation practices of the Company’s peer group and the wider technology industry.

2015 Proxy Statement       25

EXECUTIVE COMPENSATION

Assessing an Executive’s Performance

The CEO periodically updates the Committee of his assessment of each executive officer’s performance to ensure that compensation decisions are aligned with individual performance. In assessing each executive officer, the CEO reviews and documents each executive officer’s accomplishments, areas of strength, areas for development and long-term potential. The CEO bases this evaluation on his personal knowledge of each executive officer’s performance, actual results against specific objectives and feedback provided by others within and outside of the Company. In addition, the members of the Committee have periodic interactions with each NEO during the year that allow them to make independent assessments of the NEO’s performance. NEOs are not present for, nor do they participate in, Committee or Board discussions or approvals regarding their own compensation. The Committee ultimately is responsible for the final determination of all compensation for NEOs other than the CEO.

The CEO’s performance is reviewed periodically by the Committee and the independent members of the full Board using performance criteria developed by the Committee and approved by the full Board’s independent directors. In assessing CEO performance, the Committee and independent members of the Board review Company business, operational and financial performance against specific objectives and take into account other factors that may be included in the CEO’s individual objectives as well as any feedback received from the CEO’s direct reports and other employees. The Committee also engages in discussions with the CEO regarding his performance against objectives set by the Board. The Committee recommends all elements of compensation for the CEO to the independent members of the Board for review, consideration and approval.

The Role of Compensation Consultants and Peer Group Data

To assist the Committee in its review of executive compensation, the Company’s Human Resources Department and the Committee’s primary external compensation consultant, Compensia, Inc. (“Compensia”), provide compensation data from companies that the Committee selects as a “peer group” of technology companies for executive compensation analysis purposes, as well as a broader cut of market data based on Radford survey data. The Committee also periodically sought input from Compensia on a range of external market factors, including evolving compensation trends, the selection of appropriate peer group companies and market survey data. In fiscal year 2015, the Committee assessed the independence of Compensia as required by SEC and Nasdaq rules and concluded that no conflict of interest exists that would prevent Compensia from serving as an independent consultant to the Committee.

The peer group used by the Committee when considering executive compensation for fiscal year 2015 was determined based upon annual revenue (with peer companies ranging from approximately 38% to 283% of the Company’s annual revenue and the median annual revenue equal to approximately 106% of the Company’s annual revenue) market capitalization (with peer companies ranging from approximately 39% to 609% and the median market capitalization equal to approximately 137% of the Company’s market capitalization), and other financial metrics. The peer group includes technology companies, such as customers, competitors or other similar companies with which the Company may compete in recruiting and retaining executive talent and that have one or more attributes significantly similar to ours, including markets, manufacturing profile, level of integration and enterprises with global operations.

The list of peer group companies (the “Peer Group”) the Committee considered when setting executive compensation for fiscal year 2015 was:

Altera Corp., ARRIS Group, Inc., Avago Technologies Limited, AVX Corporation, Bio-Rad Laboratories, Inc., Brocade Communications Systems, Inc., Ciena Corporation, Compuware, F5 Networks, Inc., Finisar Corp., FLIR Systems, KLA-Tencor Corporation, LSI Corporation, National Instruments Corporation, NetGear, Inc., PerkinElmer, Inc., Polycom, Inc., Riverbed Technology, Teradyne, Inc., Trimble Navigation Limited and Xilinx Inc.1

The Committee uses the Peer Group market data provided by Compensia, along with other market data, to ensure that the compensation provided to the Company’s NEOs remains competitive. For fiscal year 2015, the Committee did not set targets for any individual element of executive compensation relative to the market data, but did review proposed compensation levels against the market data to ensure that compensation was competitive.

1	The Company’s peer group was revised in February 2015 to reflect the spin-off of the Lumentum business. The Company’s fiscal 2016 compensation decisions will be made considering the following peer group: ADTRAN, Inc., Arista Networks, Inc., Aruba Networks, Inc., CommVault Systems, Inc., F5 Networks, Inc., Fortinet, Inc., Harmonic, Inc., Ixia, National Instruments Corporation, NetGear, Inc., NetScout Systems, Inc., Palo Alto Networks, Inc., Polycom, Inc., QLogic Corp., Riverbed Technology Inc., Splunk Inc., Teradyne Inc., Ubiquiti Networks Inc., VeriSign, Inc. and ViaSat Inc.

26       2015 Proxy Statement

EXECUTIVE COMPENSATION

Considerations in Setting Fiscal Year 2015 Compensation

In determining appropriate levels of executive compensation for fiscal year 2015, the Committee considered the Company’s financial performance relative to the Peer Group, as well as performance against the Company’s competition and strategic and operational objectives. In looking at the Company’s financial performance, the Committee considered both the prior fiscal year (fiscal year 2014) and the prior three-year period (fiscal years 2011-2014), in keeping with the Company’s focus on long-term growth and performance. The Committee recognized that the Company had achieved modest gains despite substantial continued macroeconomic challenges. While these gains did not meet the Company’s expectations, the Committee also considered the importance of retaining key employees who were critical to the Company’s plans to unlock stockholder value through the spin-off of the Company’s CCOP business.

Financial and other performance metrics considered by the Committee included (all numbers except stock performance and segment information are non-GAAP – see Appendix A for a reconciliation to the most comparable GAAP numbers):

●	Net revenue increased 4% from $1,676.9M in fiscal year 2013 to $1,743.2M in fiscal year 2014, but was down 2.8% from $1,793.6M in fiscal year 2011;
●	Gross margins were up from 46.5% in fiscal year 2013 to 48.1% in fiscal year 2014, and up slightly over gross margins of 48.0% in fiscal year 2011;
●	Operating margin was flat at 8.7% in fiscal years 2013 and 2014, but was down from 12.9% in fiscal year 2011; and
●	The Company’s total stockholder return (“TSR”) relative to its Peer Group ranked in the 14th percentile for the three-year period ended June 30, 2014.

Fiscal Year 2015 Executive Compensation

The fundamental policy of the Committee is to provide NEOs competitive compensation opportunities based upon the financial and operational performance of the Company and its individual operating segments, each NEO’s specific current and anticipated future contributions to the financial and operational success of the Company and personal performance relative to business performance objectives. It is the Committee’s objective to have a significant portion of each NEO’s compensation contingent upon the Company’s performance, and as applicable, individual operating segment performance, as well as upon his or her own individual contributions to the achievement of business objectives. As an executive officer’s level of responsibility increases, a greater proportion of such executive’s total target compensation is comprised of cash incentive bonuses and equity compensation vehicles in order to align total target compensation with the actual achievement of Company and operating segment business and financial performance objectives. As illustrated in the chart below, approximately 50% of the target total direct compensation to our NEOs was performance-based.*

* Percentages may not equal 100% due to rounding.

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EXECUTIVE COMPENSATION

The individual components of each NEO’s compensation package for fiscal year 2015 are summarized below.

Base Salary. The Company provides NEOs and other executives with a fixed base salary set at a level to allow the Company to attract, motivate and retain qualified executives. The base salary for each NEO is determined on the basis of the following factors: scope of responsibilities, experience, skill level, personal performance, and salary levels in effect for comparable positions within and outside the industry against which the Company competes for executive talent. The Committee also compares the compensation of its NEOs with the compensation of other executive officers for internal pay equity purposes. The weight given to each of these factors differs from individual to individual as the Committee deems appropriate and necessary to support the Company’s business objectives. Salary levels generally are considered annually as part of the Company’s performance review process as well as upon a promotion or other change of position or level of responsibility. Merit based increases to salaries of the Company’s NEOs other than the CEO are recommended by the CEO to the Committee, and all increases are based on the Committee’s (and in the case of the CEO, the independent directors of the full Board) review and assessment of the individual’s performance, skill set and competitive market factors.

The Committee reviewed the base salaries of Messrs. Jackson, Lowe, Heard and Pollack in August and October 2014 and approved a merit increase in the base salaries for the remainder of fiscal year 2015 for Messrs. Jackson and Pollack, effective October 2014. The increases to Mr. Jackson’s and Mr. Pollack’s base salaries reflected the continued growth in their roles as well as the critical roles they were expected to provide in connection with the spin-off of the Company’s CCOP business in fiscal year 2015. Additionally, it was determined that the increases were required to keep their cash compensation competitive with market salaries for their positions.

The base salaries remained unchanged for Messrs. Waechter, Lowe and Heard, because the Committee and the Board believed they were competitive against the market data and an increase was not required to further the Company’s business objectives.

Mr. McNab and Mr. Joannou were hired in September 2014 and December 2014, respectively. Their base salaries being higher than the market data reflect recognition of the substantial efforts required to execute the proposed spin-off of the CCOP business.

Named Executive Officer	FY 2014 Base Salary	FY 2015 Base Salary	Percentage Increase
Thomas Waechter	$800,000	$800,000	0%
Rex Jackson	$440,000	$455,400	3.5%
Paul McNab	—	$425,000	N/A
Dion Joannou	—	$400,000	N/A
Alan Lowe	$562,000	$562,000	0%
David Heard	$475,000	$475,000	0%
Andrew Pollack	$365,000	$379,600	4.0%

Cash Incentive Compensation. The Company utilizes a single cash incentive program for the majority of its employees globally, including all NEOs, known as the Variable Pay Plan (“VPP”). Under the VPP, incentive bonuses are determined based on a quarterly performance metric, and are paid semi-annually. These awards are designed to incentivize and reward short-term performance and achievement of the Company’s operating income targets. The Committee believes that having NEOs participate in the same incentive program as all other eligible employees promotes a common sense of purpose, alignment, and fairness.

Each participant in the VPP is assigned a target incentive opportunity (“TIO”) equal to a percentage of his or her base salary, based upon the individual’s grade level within the Company. Each NEO’s TIO is annually reviewed by the Committee and compared against the market data, including the Peer Group and survey data provided by Compensia. For fiscal year 2014 and fiscal year 2015 the assigned TIOs for each of the NEOs were as follows:

Named Executive Officer	FY 2014 TIO	FY 2015 TIO
Thomas Waechter	135%	135%
Rex Jackson	75%	80%
Paul McNab	—	85%
Dion Joannou	—	60%
Alan Lowe	75%	85%
David Heard	75%	85%
Andrew Pollack	60%	70%

28       2015 Proxy Statement

EXECUTIVE COMPENSATION

The Committee determined that increasing the NEOs’ TIO would further incentivize performance and align their objectives with Company goals.

The actual cash incentive payments awarded to each employee annually under the VPP may range from 0% to 200% of each employee’s assigned TIO depending on the Company’s achievement of its operating income target. Additionally, the actual incentive payment awarded to all employees within any individual operating segment participating in the VPP may be adjusted lower or higher by up to 15% based upon the discretion of the CEO, although any adjustment that would affect the CEO must be approved by the independent members of the Board and any adjustment that would affect the other NEOs must be approved by the Committee. In the third quarter of fiscal year 2015, Mr. Waechter exercised this discretion to increase the VPP awards paid to employees in the Company’s OSP segment by 15% in recognition of the fact that OSP achieved an all-time high operating margin that exceeded its annual operating plan (“AOP”) target during the quarter. There was no discretion applied to the award paid to the other segments, and no NEOs participated in the increase. Actual incentive payments awarded to our NEOs in fiscal year 2015 are indicated in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Actual payments under the VPP are subject to achievement of the Company’s operating income target. Participation is separated into two tiers based upon employee grade level. Employees at the director level and above received VPP compensation at a reduced rate relative to achievement of operating income objectives than was required for VPP compensation received by those employees below the director level for all operating income levels below 12% of revenue. This performance metric is designed to align executives’, other employees’ and stockholders’ interests by making payments under the VPP contingent on business performance objectives consistent with growing profitability and sustainable, long-term appreciation in stockholder value.

As reflected in the chart below, in order for NEOs to receive their target cash incentives for the full fiscal year, and subject to the application of CEO’s and independent members of the Board’s discretion as discussed above, the Company was required to improve operating income as a percentage of revenue by at least 3.3 percentage points over the operating income actually achieved by the Company in fiscal year 2014. The Committee anticipated that the incentive compensation which would be received by NEOs for achieving the fiscal year 2015 AOP operating income objective would result in incentive payments of approximately 80% of target incentive payments due to the fact that the AOP set a Company-wide operating income target of $210 million, approximately 40% higher than that actually achieved in fiscal year 2014. The Committee determined that this structure would provide employees with incentives for growth while recognizing the continuing macroeconomic challenges facing the markets in which the Company operates.

The fiscal year 2015 scale was as follows:

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EXECUTIVE COMPENSATION

The actual semi-annual VPP payment to each participant thus was calculated based upon the following formula (excluding CEO and Board discretion):

Quarterly Eligible Base Pay Earnings (for the employee)        X        TIO %        X        Achievement % (based upon Company operating income)

Actual achievement for the Company for each fiscal quarter 2015 was as follows:

	H1 FY15 VPP Achievement		H2 FY15 VPP Achievement
	Q1’15	Q2’15	Q3’15		Q4’15
CEO Discretion Applied	None	None	+15%	None	+15%	None
Participating Segments	All Employees	All Employees	OSP	All Others	OSP	All Others
Senior Manager & below	66.5%	78.5%	39.0%	24.0%	60.0%	45.0%
Director & above	51.5%	63.5%	36.0%	21.0%	53.0%	38.0%

Pursuant to the terms of his offer letter, Mr. Joannou’s VPP paid out at 100% for the fourth quarter of fiscal 2015.

Long-Term Incentive Compensation. Long-term incentives are provided through RSUs and market stock units, which are described in detail below. The Committee believes that stock-based compensation aligns the interests of employees with long-term stockholder value creation, providing each NEO with an incentive to manage the Company from the perspective of an owner. The Committee also believes stock-based compensation provides the Company with an important long-term retention tool in a highly competitive market for executive talent. The Committee sets equity grant levels to executive officers based on a variety of factors, including the individual performance of the executive officer, an assessment of the value of the individual’s current and anticipated future services to the Company, relative business criticality of the position held, the awards given to other executives, and the desire to keep the Company’s overall compensation competitive.

The number of shares of Common Stock subject to each grant is set at a level intended to create a meaningful opportunity for stock ownership and resulting compensation opportunity based on the executive officer’s current position with the Company, the average size and potential returns of comparable awards made to executive officers in similar positions within the industry and the Peer Group, the executive officer’s potential for increased responsibility and promotion over the grant term, and the executive officer’s personal performance in recent periods. The Committee also takes into account the value of vested and unvested equity incentives held by the executive officer in order to maintain an appropriate level of equity incentives for that executive officer. Additionally, the Committee generally grants equity awards to executive officers upon commencement of their employment with the Company or their promotion, with the level of award based on factors similar to those considered in connection with awards to existing executive officers. Finally, the Committee considers the number of shares of Common Stock which would be subject to proposed equity incentive awards to individual NEOs for consistency with the Committee’s objective to limit actual net dilution attributable to equity awards to all Company employees to at or below a long-term average of less than 3% per annum.

In order to ensure equity compensation awards are aligned with the Committee’s commitment to pay-for-performance, it is the Committee’s practice that:

●	at least 50% of the target number of shares of all such equity awards to the Company’s NEOs are performance-based and are earned or otherwise vest based on the achievement of performance targets; and
●	criteria applicable to such performance-based equity awards are disclosed in the proxy statement for each applicable fiscal year.

30       2015 Proxy Statement

EXECUTIVE COMPENSATION

All equity compensation awards issued to the Company’s NEOs in fiscal year 2015 complied with this practice which is illustrated below.

Equity Compensation*

* Based on target number of shares granted.

In August 2011, upon the recommendation of the Committee, the Board approved the use of performance-based RSUs, also known as market stock units (“MSUs”), for executive officers in place of performance-based stock options. The Board believed that MSUs provide a more accurate measurement of the Company’s relative performance and support the Company’s pay-for-performance philosophy. When granting MSUs, the Committee assigns a target award for each grant. MSUs generally vest over three years, and the number of shares actually earned on each vesting date is determined by comparing the Company’s total stockholder return (“TSR”) for the relevant period against the TSR of the component companies of the NASDAQ Telecom Index (the “Index”) on a straight-line scale from 0% to 150% as described in the following table.

Relative Performance	Percent of Target Award Vesting
Company TSR below 25th percentile	0%
Company TSR at 25th percentile	50%
Company TSR at 50th percentile	100%
Company TSR at or above 75th percentile	150%

TSR is initially calculated for a baseline period, which for grants made in fiscal year 2015, was July 15, 2014 through September 15, 2014 (the “Initial Measurement Period”). Vesting is then determined by comparing the TSR during each subsequent July 15 through September 15 of each year during the vesting period (the “Measurement Period”) against the Initial Measurement Period.2 In connection with the spin-off of the Company’s CCOP business, the Measurement Period for fiscal 2015 was modified to include the 60 days immediately prior to the date of the spin-off. The TSR for this period – June 3, 2015 through August 1, 2015 – was then compared against the prior measurement period to determine the percentage of the MSU that would vest. This change to the 2015 Measurement Period was made to allow a consistent comparison of the Company’s TSR prior to the spin-off.

In August 2015, the Committee further amended the outstanding MSUs to revise the Measurement Period for future vesting tranches to run from August 1 through September 15 of each year. Additionally, the vesting criteria were modified as follows.

Relative Performance	Percent of Target Award Vesting
Company TSR at 25th percentile	0%
Company TSR at 55th percentile	100%
Company TSR at or above 75th percentile	150%

2	For purposes of calculating TSR, (a) dividends are assumed to have been reinvested, (b) share prices are rounded to the nearest $0.01 and dividends are rounded to the nearest $0.001, and (c) companies without a stock price history for the entire performance or averaging period are excluded.

2015 Proxy Statement       31

EXECUTIVE COMPENSATION

All of the Company’s NEOs except Messrs. McNab and Joannou were awarded RSUs and MSUs in August 2014 as an element of the Company’s fiscal year 2015 equity award and review process. Messrs. McNab and Joannou received RSUs and MSUs in September 2014 and December 2014, respectively, in connection with each commencing employment. Consistent with the Company’s commitment to ensure that at least 50% of the target number of shares subject to equity awards to NEOs are performance-based, each NEO was then awarded 50% of the target award level shares in the form of MSUs.3 The remaining 50% of the shares subject to award were time-based RSUs (the “2015 Time-Based Awards”). The 2015 Time-Based Awards granted to Messrs. McNab and Joannou were subject to a vesting schedule providing that the award will vest in four equal annual installments. The 2015 Time-Based Awards granted to the remaining NEOs were subject to a vesting schedule providing that one-third of the award will vest on the first anniversary of the grant date, with the remaining two-thirds of the award vesting in eight equal quarterly installments thereafter, subject to continued employment with the Company. Actual awards to NEOs are shown in the Grants of Plan-Based Awards Table.

Perquisites and Other Personal Benefits

We believe that it is critical that the Company maintain an egalitarian culture, and that our executive officers should not operate under different standards than other employees. Accordingly, the Company’s healthcare, insurance, and other welfare and employee benefit programs are the same for all eligible employees, including executive officers. The Company generally does not have programs for providing personal benefit perquisites to NEOs, such as defraying the cost of financial or legal advice, personal entertainment, recreational club memberships or family travel. The Company has no outstanding loans of any kind to any of its executive officers, and it expects its officers to be role models under its Code of Business Conduct, which applies equally to all employees.

Compensation Recovery Policy

The Committee adopted the “Viavi Compensation Clawback Policy” (the “Policy”) in February 2010. The Policy applies to cash incentive payments and equity compensation awards provided to Section 16 officers and directors under any applicable Company incentive plan. In the event of fraud or intentional misconduct of Section 16 officers or directors, the Committee may seek:

●	repayment of any cash incentive payment,
●	cancellation of unvested or unexercised equity incentive awards, and
●	repayment of any compensation earned on previously exercised equity incentive awards,

where such payments, equity incentive awards and/or compensation earned on previously exercised equity incentive awards was predicated on results that were augmented by such fraud or intentional misconduct (“Excess Compensation”), whether or not such activity resulted in a financial restatement. The Committee will have sole discretion under the Policy, consistent with any applicable statutory requirements, to seek reimbursement of Excess Compensation.

Further, following a restatement of the Company's financial statements, the Company will recover any compensation received by the Chief Executive Officer and Chief Financial Officer that is required to be recovered by Section 304 of the Sarbanes-Oxley Act of 2002.

For purposes of the Policy, Excess Compensation will be measured as the positive difference, if any, between the compensation earned by an Executive Officer and the compensation that would have been earned by the Executive Officer had the fraud or misconduct not occurred.

Executive Stock Ownership Policy

The Committee recommended and the full Board approved formal stock ownership requirements for non-employee directors and executive officers of the Company in fiscal year 2005 and amended this policy in August 2010. Under the policy in effect during fiscal year 2015, each non-employee director of the Company was required to have a minimum

3	When evaluating each NEO’s performance-based target in comparison to the relevant market data, the Committee assumes for comparison purposes that MSUs will vest at 100% of the MSU target. Actual MSU grant awards are made at the 150% achievement level to ensure a sufficient number of shares will have been granted if the maximum TSR is achieved. However, actual vesting of the individual MSU award will range anywhere from 0% to 150%, as described above.

32       2015 Proxy Statement

EXECUTIVE COMPENSATION

equity interest in the Company’s stock at least equal to three times that non-employee director’s annual cash retainer by the later to occur of the fifth anniversary of his or her first election to the Board or June 30, 2012. Likewise, each executive officer of the Company (except for the CEO) was required to have a minimum equity interest in the Company’s stock at least equal to that executive officer’s annual base salary by the later to occur of the fifth anniversary of his or her hire date (or, if later, promotion to executive officer) or June 30, 2010, and the CEO was required to have a minimum equity interest in the Company’s stock at least equal to three times the CEO’s then current annual base salary by the later to occur of the fifth anniversary of his or her promotion date or January 1, 2014. The shares that count towards this Company policy include stock owned outright, unvested and vested restricted stock and RSUs, and any stock options exercisable within 60 days of the valuation date. The equity incentive awards granted in fiscal year 2015 to each of the current named executive officers are listed in the Outstanding Equity At Fiscal Year End Table. Each of the non-employee directors and executive officers of the Company were in compliance with this policy during fiscal year 2015.

	Ownership Requirement	Deadline for Compliance
Non-Employee Directors	3x annual cash retainer	5th anniversary of election to the Board
Chief Executive Officer	3x annual base salary	5th anniversary of hire or promotion date
Executive Officers (excluding CEO)	1x annual base salary	5th anniversary of hire or promotion date

Both hedging and pledging of Company securities are prohibited by the Company’s Insider Trading Policy.

Equity Grant Practices

In fiscal year 2012, the Committee transitioned from a policy of granting both RSUs and stock options to granting only RSUs. Although we do not current grant stock options, it is our policy that any stock option awards made to our NEOs, as well as all other Company employees, have an exercise price equal to the fair market value of our common stock on the date of grant (though as noted above the MSUs only vest upon the achievement of certain conditions related to the performance of the Company’s common stock). Fair market value is defined under our equity compensation plans as the closing market price of one share of our common stock on the NASDAQ Stock Market on the date of grant.

The Committee generally makes grants, which currently include a mix of RSUs and MSUs as described above, to our NEOs and other senior management on a once-a-fiscal year basis, but the Committee retains the discretion to make additional awards to NEOs at other times in connection with the initial hiring of a new officer, for retention purposes, or otherwise. New hire equity incentive awards are generally granted on the 15th day of the month immediately following the first day of employment of such new employee.

The Company does not have any program, plan or practice to time equity compensation grants to its executives in coordination with the release of material nonpublic information. The Company has not timed, nor does it plan to time, the release of material nonpublic information for the purpose of affecting the value of executive compensation, nor are equity compensation grants timed with regard to current share price or factors which may affect future share price.

Tax Considerations

The Committee endeavors to maximize deductibility of compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) to the extent practicable while maintaining a competitive, performance-based compensation program. Based on the amount of deductions the Company can take each year, the actual impact of the loss of deduction for compensation paid to any NEO over the $1 million limitation is extremely small and has a de minimus impact on the Company’s overall tax position. For the foregoing reasons, the Committee, while considering tax deductibility as one of the factors in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible. The Committee will, of course, consider alternative forms of compensation that, consistent with its compensation goals, preserve deductibility.

The Company’s 2003 Equity Incentive Plan (the “2003 Plan”) is structured such that compensation deemed paid to an executive officer when he or she exercises an outstanding option under the 2003 Plan, with an exercise price equal to

2015 Proxy Statement       33

EXECUTIVE COMPENSATION

the fair market value of the option shares on the grant date, will qualify as performance-based compensation which will not be subject to the $1 million limitation. In addition, other stock based awards issued under the 2003 Plan may be exempt from the $1 million limitation if such awards are subject to performance criteria and administered in accordance with Section 162(m) of the Code. The Company has discretion to issue other stock based awards which are intended to be exempt from the $1 million limitation as well as other stock based awards that are not intended to be exempt from the $1 million limitation.

Payments Upon a Termination or Change of Control

In August 2008, the Committee adopted a Change of Control Benefits Plan, which was amended in March 2013 and September 2014. Pursuant to the plan, eligible executives, including the NEOs (except for the CEO), will receive cash payments and accelerated vesting of options and other securities in the event of a qualifying termination within 12 months after a change of control of the Company or a spin-off of more than 50% of one of the Company’s operating segments. Additionally, the plan provides that an eligible executive may receive benefits in the event of a qualifying termination that occurs between the announcement of the change of control or spin-off and the actual event if the Company’s CEO and the Chair of the Compensation Committee certify that the executive’s services are no longer required. If the eligible executive has received an MSU award, the vesting will accelerate at 100% of the target amount of the award.

The Committee believes these agreements are beneficial to our stockholders because they minimize the uncertainty presented to our valuable workforce in the case of a change of control.

On August 13, 2015, the Company entered into a Separation Agreement and General Release with Mr. Waechter. Additionally, in connection with the spin-off of the Company’s CCOP business, the Company entered into Separation Agreements with each of Messrs. Heard, Jackson and Pollack that triggered benefits under the Change of Control Benefits Plan. See “Potential Payments Made Upon Termination or Change of Control” below for a more complete summary of the terms of the Change of Control Benefits Plan, and the Separation Agreements with Messrs. Waechter, Heard, Jackson and Pollack, including the amounts paid in connection with their termination and estimates of the compensation that would have been payable to the remaining NEOs had they been triggered on June 27, 2015, the final day of fiscal year 2015.

34       2015 Proxy Statement

COMPENSATION COMMITTEE REPORT

The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, except to the extent that the Company specifically requests that the information be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act or the Exchange Act. The information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Keith Barnes, Chair
Timothy Campos
Pamela Strayer

2015 Proxy Statement       35

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation of our chief executive officer, chief financial officer, and the three other most highly-compensated executive officers (collectively, the “NEOs”) in fiscal years 2015, 2014 and 2013. For fiscal year 2015, our NEOs also include two additional individuals who would have been among our most highly-compensated executive officers had they been employed by the Company at the end of our fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Thomas Waechter (4) Chief Executive Officer and President	2015	800,000	0	3,585,000	0	463,777	4,000	4,852,777
	2014	800,000	0	3,594,168	0	415,177	4,000	4,813,345
	2013	800,000	0	4,794,600	0	408,923	4,000	6,007,523
Rex Jackson (5) Executive Vice President and Chief Financial Officer	2015	450,662	0	1,702,676	0	157,422	4,000	2,314,760
	2014	433,846	0	1,380,434	0	124,399	4,000	1,942,679
	2013	412,308	0	1,532,234	0	131,553	4,000	2,080,095
Alan Lowe (6) Executive Vice President and President, Communications and Commercial Optical Products	2015	562,000	0	1,195,000	0	205,135	4,000	1,966,135
	2014	555,231	0	1,725,200	0	175,683	4,000	2,460,114
	2013	533,077	0	1,731,384	0	181,206	4,000	2,449,667
David Heard (7) Executive Vice President and President, Communications Test & Measurement	2015	383,654	0	2,859,618	0	115,146	957,591	4,316,009
	2014	467,308	0	1,725,200	0	120,245	4,000	2,316,753
	2013	441,346	0	1,731,384	0	140,203	4,000	2,316,933
Andrew Pollack (8) Senior Vice President, General Counsel and Secretary	2015	205,018	0	1,613,367	0	73,865	765,963	2,658,213
	2013	339,808	0	948,267	0	86,466	4,000	1,378,541
Paul McNab Executive Vice President Chief Marketing and Strategy Officer	2015	340,000	0	2,669,750	0	110,765	0	3,120,515
Dion Joannou Senior Vice President, Global Sales, Network Enablement and Service Enablement	2015	184,615	0	1,173,263	0	65,077	0	1,422,955
(1)	Amounts shown do not reflect compensation actually received by the NEO. Instead, the amounts shown are the grant date fair value in the period presented as determined pursuant to stock-based compensation accounting rule FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to calculate these amounts are set forth under Note 14 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year 2015 filed with the SEC on August 25, 2015.
(2)	All non-equity incentive plan compensation for fiscal year 2014 was paid pursuant to the Variable Pay Plan.
(3)	Amounts include:
●	Mr. Heard: $950,000 severance payment and $3,591 COBRA benefits paid pursuant to the Separation Agreement between Mr. Heard and the Company dated October 23, 2014 as well as $4,000 401(k) matching contributions by the Company.
●	Mr. Pollack: 759,200 severance payment and $2,563 COBRA benefit paid pursuant to the Separation Agreement between Mr. Pollack and the Company dated October 23, 2014 as well as $4,000 401(k) matching contributions by the Company and $200 cellular stipend.
●	All others: $4,000 401(k) matching contributions by the Company.
(4)	On August 11, 2015, Mr. Waechter stepped down from his position as President and Chief Executive Officer.
(5)	In connection with the planned separation of our CCOP business, Mr. Jackson’s employment with the Company will terminate on September 30, 2015.
(6)	In connection with the planned separation of our CCOP business and his assumption of the role of President and CEO of the resulting company, Lumentum Holdings Inc., Mr. Lowe’s employment with the Company terminated on August 1, 2015.
(7)	In connection with the planned separation of our CCOP business, Mr. Heard’s employment with the Company terminated on April 17, 2015.
(8)	In connection with the planned separation of our CCOP business, Mr. Pollack’s employment with the Company terminated on February 28, 2015.

36       2015 Proxy Statement

SUMMARY COMPENSATION TABLE

Employment Contracts, Termination of Employment and Change in Control Arrangements

On October 23, 2014, the Company entered into a Separation Agreement with David Heard (the “Heard Agreement”) pursuant to which Mr. Heard received certain severance benefits upon termination specified in the Company’s 2008 Change of Control Benefits Plan (the “2008 Plan”). These benefits, which were paid in April 2015, included: (i) immediate vesting of any outstanding and unvested equity awards, including performance-based restricted stock units which will vest at 100% of the target amount, (ii) a lump sum cash payment equal to 2 years base salary as of October 23, 2014, less applicable withholdings, and (iii) Company paid COBRA benefits for a period of up to 12 months.

On October 23, 2014, the Company entered into a Separation Agreement with Andrew Pollack (the “Pollack Agreement”) pursuant to which Mr. Pollack received certain severance benefits upon termination specified in the 2008 Plan. These benefits, which were paid in February 2015, included: (i) immediate vesting of any outstanding and unvested equity awards, including performance-based restricted stock units which will vest at 100% of the target amount, (ii) a lump sum cash payment equal to 2 years base salary as of February 28, 2015, less applicable withholdings, and (iii) Company paid COBRA benefits for a period of up to 12 months.

On February 24, 2015, the Company entered into a Separation Agreement with Rex Jackson (the “Jackson Agreement”), pursuant to which Mr. Jackson will continue to be employed by the Company until September 30, 2015. Provided that Mr. Jackson is not earlier terminated for Cause (as defined in the Jackson Agreement), and conditioned upon signing a release of claims, Mr. Jackson will receive certain severance benefits upon termination specified in the 2008 Plan. These benefits include: (i) immediate vesting of any outstanding and unvested equity awards, including performance-based restricted stock units which will vest at 100% of the target amount, (ii) a lump sum cash payment equal to 2 years base salary as September 30, 2015, less applicable withholdings, and (iii) Company paid COBRA benefits for a period of up to 12 months.

On August 13, 2015, the Company entered into a Separation Agreement and General Release with Thomas Waechter (the “Waechter Agreement”). The Waechter Agreement amends and supersedes Mr. Waechter’s prior Employment Agreement dated December 17, 2008, as amended. Pursuant to the Waechter Agreement, Mr. Waechter received a lump sum cash payment of $2,680,000, eighteen months of COBRA payments for him and his wife, and the full acceleration of vesting of time-based equity awards. In addition, the term during which vested options shall be able to be exercised was extended to the later of three years from September 18, 2015, or the expiration date of each respective award.

Mr. Waechter and the Company also agreed to an arrangement whereby Mr. Waechter will provide consulting services to the Company for a one-year period through September 18, 2016, in exchange for an annual fee of $533,000, payable in equal monthly installments with a completion bonus of $267,000 to be paid at the end of the term of the consulting arrangement, subject to certain conditions.

A complete summary of the 2008 Change of Control Benefits Plan that the Company adopted on August 29, 2008, as amended, which explains the termination benefits available to Mr. McNab, and the 2015 Change of Control Benefits Plan adopted on February 10, 2015, which explains the termination benefits available to Mr. Joannou, can be found under that section heading below.

2015 Proxy Statement       37

GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information about equity and non-equity awards granted to the NEOs in fiscal year 2015:

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)		Exercise or Base Price Of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
Thomas Waechter	8/20/2014	8/20/2014				75,000	(3)	150,000	(3)	225,000	(3)				1,917,000
	8/20/2014	8/20/2014										150,000	(4)		1,668,000
	N/A	N/A	37,800	1,080,000	2,160,000										N/A
Rex Jackson	8/20/2014	8/19/2014				17,500	(3)	35,000	(3)	52,500	(3)				447,300
	8/20/2014	8/19/2014										35,000	(4)		389,200
	N/A	N/A	13,548	387,090	774,180										N/A
Alan Lowe	8/20/2014	8/19/2014				25,000	(3)	50,000	(3)	75,000	(3)				639,000
	8/20/2014	8/19/2014										50,000	(4)		556,000
	N/A	N/A	16,720	477,700	955,400										N/A
David Heard	8/20/2014	8/19/2014				20,000	(3)	40,000	(3)	60,000	(3)				511,200
	8/20/2014	8/19/2014										40,000	(4)		444,800
	N/A	N/A	14,131	403,750	807,500										N/A
Andrew Pollack	8/20/2014	8/19/2014				12,500	(3)	25,000	(3)	37,500	(3)				319,500
	8/20/2014	8/19/2014										25,000	(4)		278,000
	N/A	N/A	9,300	265,720	531,440										N/A
Dion Joannou	1/15/2015	12/19/2014				22,500	(6)	45,000	(6)	67,500	(6)				590,963
	1/15/2015	12/19/2014										45,000	(5)		582,300
	N/A	N/A	8,400	240,000	480,000										N/A
Paul McNab	9/15/2014	9/5/2014				50,000	(6)	100,000	(6)	150,000	(6)				1,278,000
	9/15/2014	9/5/2014										100,000	(5)		1,356,500
	N/A	N/A	11,156	318,750	637,500										N/A
(1)	These columns show the potential cash value of the payout for each NEO under the Company’s Variable Pay Plan (“VPP”), as described in the Compensation Discussion and Analysis above. The potential payouts are performance-driven and therefore completely at risk. The amounts actually earned by each NEO in fiscal year 2015 are summarized in the Summary Compensation Table above.
(2)	The amounts shown in this column are the grant date fair value in the period presented as determined pursuant to stock-based compensation accounting rule FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to calculate these amounts are set forth under Note 14 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year 2015 filed with the SEC on August 25, 2015. The NASDAQ closing price of our Common Stock was $11.12 on August 20, 2014, $13.57 on September 15, 2014 and $12.94 on January 15, 2015.
(3)	These grants are restricted stock unit awards with market conditions, which we refer to as market stock units (“MSUs”). The MSUs are performance-based stock units which will vest in three annual tranches based upon the Company’s total stockholder return (“TSR”) relative to the performance of the component companies of the NASDAQ Telecommunications Index over the three-year period. Details of the conditions and terms under which the MSUs will vest begin on page 31 of this Proxy Statement.
(4)	These grants are time-based RSUs that vest 1/3 of the shares on the first anniversary of the grant date and the remainder of the shares in equal quarterly installments for two years thereafter.
(5)	These grants are time-based RSUs that vest 1/4 of the shares on the first anniversary of the grant date and the remainder of the shares in equal annual installments for three years thereafter.
(6)	These grants are MSUs which will vest in four annual tranches. Details of the conditions and terms under which the MSUs will vest begin on page 31 of this Proxy Statement.

38       2015 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL
YEAR-END TABLE

The following table provides information regarding outstanding equity awards and applicable market values at the end of fiscal year 2015.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
	Exercisable		Unexercisable
Thomas Waechter	100,000	(2)	0	10.27	8/15/2018
	200,000	(2)	0	10.27	8/15/2018
						15,075	(4)	181,051
						52,344	(4)	628,651
						150,000	(4)	1,801,500
									60,000	(5)	720,600
									83,334	(5)	1,000,841
									150,000	(5)	1,801,500
Rex Jackson	0	(7)	75,000	17.77	9/30/2017
	37,500	(6)	0	17.77	9/30/2017
						4,188	(4)	50,298
						5,000	(3)	60,050
						16,750	(4)	201,168
						35,000	(4)	420,350
									16,667	(5)	200,171
									26,666	(5)	320,259
									10,000	(5)	120,100
									35,000	(5)	420,350
Alan Lowe	36,667	(2)	0	5.87	8/15/2017
	18,334	(2)	0	5.87	8/15/2017
	36,250	(2)	0	10.27	8/15/2018
	72,500	(2)	0	10.27	8/15/2018
						5,444	(4)	65,382
						25,125	(4)	301,751
						50,000	(4)	600,500
									21,667	(5)	260,221
									40,000	(5)	480,400
									50,000	(5)	600,500

2015 Proxy Statement       39

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
	Exercisable		Unexercisable
David Heard	81,075	(7)	0	11.66	4/17/2017
	40,550	(6)	0	11.66	4/17/2017
Andrew Pollack	20,000	(2)	0	17.77	2/27/2017
Paul McNab						100,000	(8)	1,201,000
									100,000	(5)	1,201,000
Dion Joannou						45,000	(8)	540,450
									45,000	(5)	540,450
(1)	Amounts reflecting market value of RSUs are based on the price of $12.01 per share, which was the closing price of our common stock as reported on NASDAQ on June 26, 2015.
(2)	Fully vested stock option.
(3)	Time-based RSUs with 1/3 of the units vesting on each of the first three anniversaries of the grant date.
(4)	Time-based RSUs that vest 1/3 of the awarded units on the first anniversary of the grant date and the remainder of the units in equal quarterly installments for two years thereafter.
(5)	MSUs that vest in three annual tranches based upon the Company’s total stockholder return (“TSR”) relative to the performance of the component companies of the NASDAQ Telecommunications Index over the three-year period. The actual number of shares that vest range from 0% to 150% of the target amount for each vesting tranche. The number of MSUs disclosed in the table above reflects vesting at 100% of the target amount. Details of the conditions and terms under which the MSUs will vest begin on page 31 of this Proxy Statement.
(6)	Time-based stock options that vest 1/4 of the awarded options on the first anniversary of the grant date and the remainder of the awarded options in equal quarterly installments for three years thereafter.
(7)	Performance-based stock options which vest 1/4 of the awarded options on the first anniversary of the grant date and the remainder of the awarded options in equal quarterly installments for three years thereafter. The options become exercisable upon the latter to occur of (i) the vesting schedule noted in the previous sentence and (ii) the appreciation of the price of the Company’s common stock such that it will have traded at a minimum of a 25% premium to the exercise price of the options for at least 30 consecutive trading days.
(8)	Time-based RSUs with 1/4 of the units vesting on each of the first four anniversaries of the grant date.

40       2015 Proxy Statement

OPTION EXERCISES AND STOCK VESTED TABLE

The following Option Exercises and Stock Vested Table provides additional information about the value realized by the NEOs due to the exercise of option awards and vesting of restricted stock units during fiscal year 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Thomas Waechter	0	0	233,494	2,784,700
Rex Jackson	0	0	72,795	913,349
Alan Lowe	0	0	90,042	1,118,094
David Heard	0	0	265,243	3,478,130
Andrew Pollack	52,941	123,270	132,743	1,781,178
Paul McNab	0	0	0	0
Dion Joannou	0	0	0	0
(1)	Represents the amounts realized based on the difference between the market price of our Common Stock on the date of exercise and the exercise price.
(2)	Represents the amounts realized based on the product of the number of units vested and the closing price of our Common Stock on NASDAQ on the vesting day (or, if the vesting day falls on a day on which our stock is not traded, the prior trading day).

Potential Payments Made Upon Termination or Change of Control

The descriptions and table below reflect the amount of compensation to be paid to each of the NEOs in the event of termination of such executive’s employment. The amounts of compensation shown below are payable to each NEO upon termination without cause or for good reason, in connection with a change of control and in the event of death or disability of the executive. The figures shown below, except the amounts for Mr. Heard and Mr. Pollack, assume that such termination was effective as of June 27, 2015 (and therefore use the closing price of our Common Stock on NASDAQ as of June 26, 2015 for all equity-based calculations), and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The amounts for Mr. Heard and Mr. Pollack were calculated based on the actual amounts they received in connection with their terminations. The actual amounts that would be paid for the other NEOs can only be determined at the time of such executive’s separation from the Company.

The Company entered into an employment agreement with Mr. Waechter on December 17, 2008, as amended (the “Prior Waechter Agreement”). The table below reflects the amount of compensation payable to Mr. Waechter in connection with a Change of Control under the terms of the Prior Waechter Agreement, which was in effect on June 27, 2015. On August 13, 2015, the company entered into a Separation Agreement and General Release with Mr. Waechter that supersedes the terms of the Prior Waechter Agreement. For a complete summary of the terms and conditions of the subsequent agreement, please see the “Employment Contracts, Termination of Employment and Change of Control Arrangements” following the Summary Compensation Table above.

The Prior Waechter Agreement provided that in the event that Mr. Waechter’s employment is terminated by the Company for reasons other than for Cause prior to any Change of Control (as both terms were defined in the Prior Waechter Agreement) of the Company, subject to execution of a separation agreement and release of claims reasonably acceptable to the Company, Mr. Waechter would be entitled to receive: (i) a cash payment equivalent to two and one-half times his annual base salary as of the date of termination of employment; and (ii) Company paid COBRA benefits continuation for a period of the lesser of the maximum allowable COBRA period or 24 months.

The Prior Waechter Agreement further provided that in the event that Mr. Waechter’s employment was terminated by the Company for reasons other than for Cause or by Mr. Waechter for Good Reason upon or following any Change of Control (as these terms were defined in the Prior Waechter Agreement) of the Company, subject to execution of a separation agreement and release of claims reasonably acceptable to the Company, Mr. Waechter would be entitled to receive: (i) a cash payment equivalent to the sum of (A) three times his annual base salary as of the date of termination of employment, and (B) one year of his annual target bonus opportunity; (ii) right, title and entitlement to any unvested options, restricted stock units, or any other securities or similar incentives which have been granted or issued as of the date of termination of his

2015 Proxy Statement       41

OPTION EXERCISES AND STOCK VESTED TABLE

employment, shall immediately vest; and (iii) Company paid COBRA benefits continuation for a period of the lesser of the maximum allowable COBRA period or 24 months.

The other NEOs, except for Mr. Joannou, are subject to the 2008 Change of Control Benefits Plan, as amended (the “2008 Plan”). The 2008 Plan provides that in the event of a qualifying termination, and conditioned upon execution and delivery of an effective release of claims against the Company and related parties, each of the eligible executives will be entitled to receive (i) accelerated vesting of any unvested stock options and other securities or similar incentives held at the time of termination (including accelerated vesting of any performance-based awards at 100% of the target achievement level), (ii) a lump sum payment equal to two years’ base salary (less applicable tax and other withholdings), and (iii) reimbursement of COBRA premiums for a period of the lesser of the maximum allowable COBRA period or 12 months. A qualifying termination under the 2008 Plan is any involuntary termination without Cause, any voluntary termination for Good Reason, or any termination due to disability or death, in each case occurring within 12 months following a Change of Control or Spin-Off of the Company, as such terms are defined in the 2008 Plan. A qualifying termination may also occur during the period between the public announcement by the Company of its intent to consummate a Change of Control or Spin-Off and the consummation of the Change of Control or Spin-Off if the Company’s CEO and the Chair of the Compensation Committee certify that the NEO’s services are no longer required.

Mr. Joannou is subject to the 2015 Change of Control Benefits Plan (the “2015 Plan”). The 2015 Plan provides that in the event of a qualifying termination, and conditioned upon execution and delivery of an effective release of claims against the Company and related parties, each of the eligible executives will be entitled to receive (i) accelerated vesting of any unvested stock options and other securities or similar incentives held at the time of termination (including accelerated vesting of any performance-based awards at 100% of the target achievement level), (ii) a lump sum payment equal to 18-months base salary (less applicable tax and other withholdings), and (iii) reimbursement of COBRA premiums for a period of the lesser of the maximum allowable COBRA period or 12 months. A qualifying termination under the 2015 Plan is any involuntary termination without Cause, any voluntary termination for Good Reason, or any termination due to disability or death, in each case occurring within 12 months following a Change of Control or Spin-Off of the Company, as such terms are defined in the 2015 Plan. A qualifying termination may also occur during the period between the public announcement by the Company of its intent to consummate a Change of Control or Spin-Off and the consummation of the Change of Control or Spin-Off if the Company’s CEO and the Chair of the Compensation Committee certify that the NEO’s services are no longer required.

Potential Payments Upon Termination or Change in Control

		Before Change in Control	Within Twelve Months After Change in Control (1)
Name	Benefit	Termination w/o Cause ($) (2)	Termination w/o Cause or for Good Reason ($) (3)	Death or Disability ($) (4)
Thomas Waechter	Salary	2,000,000	3,480,000	0
	Securities	0	6,134,144	0
	COBRA	29,700	29,700	0
Rex Jackson	Salary	0	910,800	910,800
	Securities	0	1,792,745	1,792,745
	COBRA	0	21,546	21,546
Alan Lowe	Salary	0	1,124,000	1,124,000
	Securities	0	2,308,754	2,308,754
	COBRA	0	21,546	21,546
David Heard (5)	Salary	0	950,000	950,000
	Securities	0	2,448,247	2,448,247
	COBRA	0	21,546	21,546

42       2015 Proxy Statement

OPTION EXERCISES AND STOCK VESTED TABLE

		Before Change in Control	Within Twelve Months After Change in Control (1)
Name	Benefit	Termination w/o Cause ($) (2)	Termination w/o Cause or for Good Reason ($) (3)	Death or Disability ($) (4)
Andrew Pollack (5)	Salary	0	759,200	759,200
	Securities	0	1,512,980	1,512,980
	COBRA	0	7,689	7,689
Paul McNab	Salary	0	850,000	850,000
	Securities	0	2,402,000	2,402,000
	COBRA	0	21,546	21,546
Dion Joannou	Salary	0	600,000	600,000
	Securities	0	1,080,900	1,080,900
	COBRA	0	21,546	21,546
(1)	As described above, under the 2008 Plan, an NEO may also be eligible for the benefits listed in this column if the termination occurs between the announcement of the Company’s intent to consummate a Change of Control or Spin-Off provided the Company’s CEO and the Chair of the Compensation Committee certify that the NEO’s services are no longer required.
(2)	Mr. Waechter’s benefits in the column represent (a) a cash payment equivalent to 2.5 times his annual base salary as of the date of termination of employment; and (b) Company-paid COBRA benefits continuation for a period of the lesser of the maximum allowable COBRA period or 24 months.
(3)	All benefits in this column except for Mr. Waechter’s represent (a) accelerated vesting of any unvested stock options and other securities or similar incentives held at the time of termination (including accelerated vesting of any performance-based awards at 100% of the target achievement level), (b) a lump sum payment equal to two years’ base salary, or 18 months base salary in the case of Mr. Joannou (in each case, less applicable tax and other withholdings), and (c) reimbursement of COBRA premiums for up to one year. Mr. Waechter’s benefits in this column represent (x) a cash payment equivalent to three times his annual base salary as of the date of termination of employment plus his annual target bonus opportunity; (y) right, title and entitlement to any unvested options, restricted stock units, or any other securities or similar incentives which have been granted or issued as of the date of termination of his employment, shall immediately vest; and (z) Company paid COBRA benefits continuation for a period of the lesser of the maximum allowable COBRA period or 24 months. As described above, the Company entered into a Separation Agreement and General Release with Mr. Waechter which supersedes the terms of his prior employment agreement. The actual benefits paid in connection with his termination are described above under “Employment Contracts, Termination of Employment and Change of Control Arrangements” following the Summary Compensation Table.
(4)	The 2008 Plan, which covers all the NEOs other than Mr. Waechter and Mr. Joannou, only provides benefits if a termination due to death or disability occurs within twelve months following a Change of Control or Spin-Off. All benefits in this column except those for Mr. Joannou therefore presume that the termination due to death or disability occurs within twelve months following a Change of Control or Spin-Off and represent (a) accelerated vesting of any unvested stock options and other securities or similar incentives held at the time of termination, (including accelerated vesting of any performance-based awards at 100% of the target achievement level), (b) a lump sum payment equal to two years’ base salary (less applicable tax and other withholdings), and (c) reimbursement of COBRA premiums for up to one year. The 2015 Plan, which covers Mr. Joannou, only provides benefits if a termination due to death or disability occurs within twelve months following a Change of Control. Mr. Joannou’s benefits in this column therefore presume that the termination due to death or disability occurs within twelve months following a Change of Control and represent (a) accelerated vesting of any unvested stock options and other securities or similar incentives held at the time of termination, (including accelerated vesting of any performance-based awards at 100% of the target achievement level), (b) a lump sum payment equal to two years’ base salary (less applicable tax and other withholdings), and (c) reimbursement of COBRA premiums for up to one year.
(5)	Amounts shown for Mr. Heard and Mr. Pollack reflect the amounts actually paid upon termination.

2015 Proxy Statement       43

EQUITY COMPENSATION PLANS

The following table sets forth information about shares of the Company’s Common Stock that may be issued under the Company’s equity compensation plans, including compensation plans that were approved by the Company’s stockholders as well as compensation plans that were not approved by the Company’s stockholders. Information in the table is as of June 27, 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans	11,056,364	(1)	$2.46	13,393,993	(2)
Approved by security holders
Equity compensation plans	280,512	(3)	0	637,785
Not approved by security holders
Total / Weighted Ave./ Total	11,336,876	(4)	$2.40	14,031,778
(1)	Represents shares of the Company’s Common Stock issuable upon exercise of options and restricted stock units outstanding under the Company’s 2003 Equity Incentive Plan. Excluding outstanding RSUs, which have no exercise price, as of June 27, 2015 there were options to purchase 2,507,364 shares outstanding at a weighted average exercise price of $10.84.
(2)	Represents shares of the Company’s Common Stock authorized for future issuance under the following equity compensation plans: 2003 Equity Incentive Plan (under which 10,194,822 shares remain available for grant); Amended and Restated 1998 Employee Stock Purchase Plan (under which 3,199,171 shares remain available for grant).
(3)	Represents shares of the Company’s Common Stock issuable upon exercise of options outstanding or authorized for future issuance under the following equity compensation plans: Amended and Restated 1993 Flexible Stock Incentive Plan and the 2005 Acquisition Equity Incentive Plan.
(4)	Excluding outstanding RSUs, which have no exercise price, as of June 27, 2015 there were options to purchase 2,507,364 shares outstanding at a weighted average exercise price of $10.84.

The following are descriptions of the material features of the Company’s equity compensation plan that was not approved by the Company’s stockholders:

2005 Acquisition Equity Incentive Plan

The Board of Directors adopted the 2005 Acquisition Equity Incentive Plan (the “2005 Plan”) in August 2005. The 2005 Plan is administered by the Compensation Committee. Pursuant to the 2005 Plan, the Compensation Committee may grant stock options, SARs, Dividend Equivalent Rights, Restricted Stock, Restricted Stock Units and Performance Units to employees (including directors and officers) of the Company or any parent or subsidiary corporation of the Company, or any other such entity in which the Company holds a substantial ownership interest. Pursuant to NASDAQ listing rules regarding equity compensation plans not approved by security holders, the Company can and will only issue awards under the 2005 Plan to individuals joining the Company as a result of acquisitions or related strategic transactions or certain new hires to the extent permitted by NASDAQ rules, and not for new grants to continuing employees of the Company, nor to regular new hires. The 2005 Plan will continue in effect until terminated by the Board of Directors.

As of June 27, 2015, an aggregate of 2,800,000 shares has been reserved for the grant of awards, and there were 637,785 shares remaining available for future grants under the 2005 Plan. Shares underlying awards that are forfeited, canceled or expired are not counted as having been issued under the 2005 Plan. Stock options and any awards intended to qualify as performance-based compensation issued under the 2005 Plan must have an exercise price of not less than 100% of the fair market value of the Company’s Common Stock on the date of grant of the award. Awards are generally non-transferable. The term of all awards granted under the Plan shall not exceed eight years from the date of grant.

44       2015 Proxy Statement

AUDIT COMMITTEE REPORT

The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, except to the extent that the Company specifically requests that the information be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act or the Exchange Act. The information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

The Audit Committee of the Board of Directors is responsible for assisting the full Board in fulfilling its oversight responsibilities relative to the Company’s financial statements, financial reporting practices, systems of internal accounting and financial control, the internal audit function, annual independent audits of the Company’s financial statements, and such legal and ethics programs as may be established from time to time by the Board. The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and may retain external consultants at its sole discretion. The Audit Committee is composed solely of non-employee directors, as such term is defined in Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, all of whom satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act of 2002, rules applicable to NASDAQ-listed issuers, and any other regulatory requirements. All members of the Committee are required to have a working knowledge of basic finance and accounting, and at all times at least one member of the Committee qualifies as a “financial expert” as defined by the Sarbanes-Oxley Act of 2002.

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee has the general oversight responsibility with respect to the Company’s financial reporting and reviews the scope of the independent audits, the results of the audits and other non-audit services provided by the Company’s independent registered public accounting firm.

The following is the Report of the Audit Committee with respect to the Company’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 27, 2015, which includes the consolidated balance sheets of the Company as of June 27, 2015 and June 28, 2014, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended June 27, 2015, and the notes thereto.

Review with Management

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee has discussed with PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Accounting Standards No. 61, “Communications with Audit Committees” which as amended (AICPA, Professional Standards, Vol. 1. section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements, and both with and without management present, discussed and reviewed the results of PricewaterhouseCoopers’ examination of the financial statements.

The Audit Committee has received the written disclosures letter from PricewaterhouseCoopers required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers the independent public accountant’s independence.

During the course of fiscal year 2015 management engaged in documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley

2015 Proxy Statement       45

AUDIT COMMITTEE REPORT

Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and PricewaterhouseCoopers at Audit Committee meetings. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation for fiscal year 2016.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 27, 2015.

Audit Committee

Pamela Strayer, Chair
Keith Barnes
Masood A. Jabbar

46       2015 Proxy Statement

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange requires the Company’s directors, executive officers and any persons who directly or indirectly hold more than 10 percent of the Company’s Common Stock (“Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received and written representations from certain Reporting Persons that no such forms were required, the Company believes that during fiscal year 2015 all Reporting Persons complied with the applicable filing requirements on a timely basis with the exception of the following:

●	One late Form 4 filing by Martin Kaplan disclosing sales occurring on February 7, 2014 and February 12, 2014, which was filed on February 13, 2015.
●	One late Form 4 filing by Harold Covert disclosing a sale that occurred on May 5, 2015, which was filed on May 8, 2015.
●	One late Form 4 filing by Paul McNab disclosing the grant of his new-hire equity award on September 15, 2015, which was filed on September 18, 2015.

ANNUAL REPORT ON FORM 10-K AND ANNUAL
REPORT TO STOCKHOLDERS

THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON SOLICITED A COPY OF THE FISCAL YEAR 2015 ANNUAL REPORT, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, SENT TO:

VIAVI SOLUTIONS INC.
430 NORTH MCCARTHY BOULEVARD
MILPITAS, CALIFORNIA 95035.

By Order of the Board of Directors,

Richard E. Belluzzo
Interim Chief Executive Officer and President
Milpitas, California
October 8, 2015

2015 Proxy Statement       47

APPENDIX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP MEASURES

The Compensation Discussion and Analysis (“CD&A”) beginning on page 23 of this Proxy Statement contains non-GAAP financial measures. The tables below reconcile the non-GAAP financial measures in the CD&A to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”).

VIAVI SOLUTIONS INC.
RECONCILIATION OF GAAP NET REVENUE TO NON-GAAP NET REVENUE
(in millions)
(unaudited)

	Twelve Months Ended
	June 28, 2014	June 29, 2013	July 2, 2011
GAAP net revenue	$1,743.2	$1,676.9	$1,781.9
Deferral of revenues related to purchase accounting adjustment	—	—	11.7
Non-GAAP net revenue	$1,743.2	$1,676.9	$1,793.6

VIAVI SOLUTIONS INC.
RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT
(in millions, except percentage data)
(unaudited)

	Twelve Months Ended
	June 28, 2014	June 29, 2013	July 2, 2011
GAAP gross profit	$784.3	$694.6	$785.7
Deferral of revenues related to purchase accounting adjustment	—	—	11.7
Cost of sales	11.4	21.4	5.9
Amortization of acquired technologies	43.2	63.3	56.9
Non-GAAP gross profit	$838.9	$779.3	$860.2

GAAP gross margin	45.0%	41.4%	44.1%
Non-GAAP gross margin	48.1%	46.5%	48.0%

A-1

VIAVI SOLUTIONS INC.
RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME
(in millions, except percentage data)
(unaudited)

	Twelve Months Ended
	June 28, 2014	June 29, 2013	July 2, 2011
GAAP operating income from continuing operations	$(1.7)	$(24.9)	$72.5
Deferral of revenues related to purchase accounting adjustment	—	—	11.7
Cost of sales	11.4	21.4	5.9
Amortization of acquired technologies	43.2	63.3	56.9
Research and development	15.6	13.6	8.8
Selling, general and administrative	40.7	37.1	33.0
Amortization of intangibles	15.8	12.7	25.9
Loss on disposal and impairment of long-lived assets	2.0	3.6	1.5
Restructuring and related charges	23.8	19.0	14.8
Non-GAAP operating income from continuing operations	$150.8	$145.8	$231.0

GAAP operating margin	(0.1)	(1.5)	4.1%
Non-GAAP operating margin	8.7%	8.7%	12.9%

A-2

VIAVI SOLUTIONS INC 430 North McCarthy Blvd. Milpitas, CA 95035
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For	Withhold	For All
The Board of Directors recommends you vote FOR the following:		All	All	Except
		☐	☐	☐
1.	Election of Directors:
Nominees:

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

01	Richard Belluzzo	02 Keith Barnes	03 Tor Braham	04 Timothy Campos	05 Donald Colvin
06	Masood Jabbar	07 Pamela Strayer

The Board of Directors recommends you vote FOR proposals 2 and 3.					For	Against	Abstain

2	To ratify the appointment of PricewaterhouseCoopers LLP as the independent public accounting firm for Viavi Solutions Inc. for the fiscal year ending July 2, 2016.				☐	☐	☐

3	To approve, by non-binding advisory vote, the compensation of our named executive officers.				☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here.			☐
(see reverse for instructions)	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is/are available at www.proxyvote.com.

VIAVI SOLUTIONS INC
Annual Meeting of Shareholders
November 17, 2015 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Kevin Siebert and Amar Maletira, or either of them, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Viavi Solutions Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Pacific Time on November 17, 2015 at 690 North McCarthy Boulevard, Milpitas, California 95035, or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

Whether or not direction is made, this proxy, when properly executed, will be voted at the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side